EXHIBIT 10.2
BMR-SHADY GROVE ROAD HQ LLC,
a Maryland limited liability company
(Grantor)
to
LAWYERS TITLE REALTY SERVICES, INC.
(Trustee)
in favor of
KEYBANK NATIONAL ASSOCIATION,
a national banking association
(Lender)
THE OBLIGATIONS OF GRANTOR HEREUNDER REPRESENT A FUTURE CONTINGENT LIABILITY AND NOT A PRESENT LIABILITY
INDEMNITY DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS,
SECURITY AGREEMENT, AND FIXTURE FILING
Dated: August 23, 2006
Location: 14200 Shady Grove Road, Rockville, Maryland 20850
RECORD AND RETURN TO:
Cynthia M. Hajost, Esq.
Ballard Spahr Andrews & Ingersoll
601 13th Street, N.W.
Suite 1000 South
Washington, D.C. 20005
Loan No.:

i

ii

iii

EXHIBITS

Exhibit A	Description of the Land
Exhibit B	Description of Future Land Development Parcel
Exhibit C	Modifications to Security Instrument (Subdivision and Release of Future Development Parcel)
Exhibit D	Description of Remaining Parcel
Exhibit E	Form of Release

i

PREAMBLE
     THIS INDEMNITY DEED OF TRUST, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT, AND FIXTURE FILING (“Security Instrument”) is made as of August 23, 2006, by and among, BMR-SHADY GROVE ROAD HQ LLC, a Maryland limited liability company having its principal place of business or residing at 17140 Bernardo Center Drive, Suite 222, San Diego, California 92128, Attention: General Counsel/Financing, as grantor (“Grantor,” for all purposes of this Security Instrument, such term shall include any successors or assigns of Grantor and any future owners of all or any part of the Property), and LAWYERS TITLE REALTY SERVICES, INC. having an address at 101 Gateway Center Parkway, Richmond, Virginia 23235 as trustee (the “Trustee”; such term includes the successor and assigns of Trustee, including any parties appointed Trustee by any power of appointment reserved to Lender), and KEYBANK NATIONAL ASSOCIATION, a national banking association having a place of business at 911 Main Street, Suite #1500, Kansas City, Missouri 64105, as beneficiary (“Lender,” such term includes all successors and assigns and all subsequent holders, if any, of the Indemnity Guaranty that this Security Instrument secures).
PROPERTY ADDRESS: 14200 Shady Grove Road, Rockville, Maryland 20850
RECITALS
     A. BMR-Shady Grove B LLC, a Delaware limited liability company (“Borrower”) by its promissory note of even date herewith given to Lender is indebted to Lender in the principal sum of $147,000,000.00 (the “Loan”) in lawful money of the United States of America (the note together with all extensions, renewals, modifications, consolidations, substitutions, replacements, restatements and increases thereof shall collectively be referred to as the “Note”), with interest from the date thereof at the rates set forth in the Note, principal and interest to be payable in accordance with the terms and conditions provided in the Note.
     B. Grantor will benefit materially from the granting of the Loan by Lender, and as such, Grantor has agreed to guarantee the Loan in full pursuant to an Indemnity Guaranty (the “Indemnity Guaranty”) executed by Grantor dated the date hereof and grant this Security Instrument.
     C. Grantor’s obligations under the Indemnity Guaranty are secured this Security Instrument.
DEFINITIONS
     The terms set forth below are defined in the following Loan Documents or Sections and Subsections of this Security Instrument and when used in this Security Instrument shall have the meanings set forth in such Loan Documents (such Loan Documents being incorporated herein by reference for such purposes), Sections, and Subsections unless the context clearly otherwise requires. Certain other capitalized words and phrases that are used on a more limited basis are defined in the Sections in which they are used.

Action: Section 16.1;
Administration and Enforcement Expenses: Section 18.1;
Applicable Laws: Subsection 3.9(a);
Application Deposit: Subsection 8.2(a)(iii);
Availability Threshold: Subsection: 4.4(a);
Bankruptcy Code: Subsection 1.1(f);
Borrower: Preamble;
Business Day: Section 15.1;
Business Income Insurance: Subsection 3.2(a)(ii);
Business Interruption Period: Subsection 3.2(a)(ii);
Casualty Loss: Section 4.4;
Commercial Property Insurance: Subsection 3.2(a)(i);
Condemnation Action: Section 4.4;
Condemnation Awards: Subsection 1.1(g);
Condemnation Restoration: Section 3.5;
Control: Subsection 8.1(b);
Conversion: Section 17.5;
Debt: Note;
Decision Power: Subsection 19.3(g);
Default Rate: Note;
Defeasance: Note;
Deliverables: Exhibit C;
Eligible Account: Section 3.4;
Eligible Institution: Section 3.4;
Encumbrance: Subsection 8.1(a);
Environmental Indemnity Agreement: Section 1.1;
ERISA: Subsection 4.2(a);
Estimated Rental Income: Subsection 3.2(a)(ii);
Event of Default: Section 10.1;
Financial Statement Reporting Deposit: Note;
Future Development Parcel: Exhibit B;
Governing State: Section 16.1;
Grantor: Preamble and Section 19.1;
Ground Lease: Section 1.2;
Ground Lessee: Section 1.2;
Ground Lessor: Section 1.2;
HGSI: Subsection 4.3(b)(vii);
HGSI Lease: Reserve and Security Agreement;
HGSI Option Agreement: Subsection 8.1(a);
Impound Account: Section 3.4;
Improvements: Subsection 1.1(c);
Indemnified Parties: Section 12.1;
Insurance Premiums: Subsection 3.2(b);
Insurance Restoration: Subsection 3.2(e);
Insured Property: Subsection 3.2(a)(i);
Interested Parties: Section 17.3;

Investor: Section 17.1;
Land: Subsection 1.1(a);
Late Charges: Note;
Leases: Subsection 1.1(f);
Leasing Report: Subsection 3.10(b);
Lender: Preamble and Section 20.1;
Liability Insurance: Subsection 3.2(a)(v);
Loan: Recitals;
Loan Application: Section 5.14;
Loan Documents: Note;
Loan Sale: Section 17.1;
Loan Splitting: Section 17.5;
Loan Tranching: Section 17.5;
Losses: Section 12.1;
Maturity Date: Note;
Monthly Insurance Impound: Section 3.4;
Monthly Payment: Note;
Monthly Tax Impound: Section 3.4;
Net Proceeds: Section 4.4;
Net Proceeds Account: Subsection 4.4(a);
New Grantor: Subsection 8.2(a)(iv);
New Guarantor: Subsection 8.2(a)(viii);
Non-Consolidation Opinion: Section 5.19;
Note: Recitals;
Other Charges: Subsection 3.3(a);
Participations: Section 17.1;
Partnership; Subsection 8.1(b);
Permitted Exceptions: Section 5.1;
Personal Property: Subsection 1.1(e);
Policies/Policy: Subsection 3.2(b);
Prepayment Consideration: Note;
Prohibited Transfer: Section 8.1;
Property: Section 1.1 and Section 20.1;
Qualifying Manager: Section 5.18;
Rating Agency: Section 5.18;
REIT: Subsection 8.1(b);
Release: Section 1.1;
Release Date: Exhibit C;
Remaining Parcel: Exhibit C and D;
REMIC: Section 17.2;
Rents: Subsection 1.1 (f);
Restoration: Section 4.4;
Restoration Consultant: Subsection 4.4(b)(iii);
Restoration Retainage: Subsection 4.4(b)(iv);
Restricted Party: Subsection 8.1(a);
Right of Entry Agreement: Subsection 11.1(h);

Sale: Subsection 8.1(a);
Secondary Market Transaction: Section 17.2;
Secured Obligations: Section 2.1;
Securities: Section 17.1;
Securitization: Section 17.1;
Security Instrument: Preamble;
Servicing Rights Transfers: Section 17.1;
Special Cause of Loss: Subsection 3.2(a)(i);
Tax Change Acceleration: Subsection 7.3(a);
Taxes: Subsection 3.3(a);
Terrorism Coverage: Subsection 3.2(c);
Transfer Fee: Subsection 8.2(a)(vi);
Trustee: Preamble;
Uniform Commercial Code: Subsection 1.1(e);
University Parcel: Subsection 8.1(a);
University of Maryland Option: Subsection 8.1(a);
Wachovia Ground Leases: Subsection 4.3(b)(vii).
ARTICLE 1 — GRANTS OF SECURITY
          SECTION 1.1. PROPERTY MORTGAGED. Grantor does hereby irrevocably deed, mortgage, grant, bargain, sell, alien, enfeoff, hypothecate, remise, release, pledge, assign, warrant, transfer, confirm, and convey to Trustee for the benefit of Lender a lien on, pledge of, and security interest in, the following property, rights, interests, and estates now owned or hereafter acquired by Grantor to the full extent of Grantor’s right, title, and interest therein, including hereafter acquired rights, interests, and property, and all products and proceeds thereof and additions and accessions thereto (sometimes collectively referred to herein as the “Property”):
     (a) Land. The real property described in Exhibit A attached hereto and made a part hereof (the “Land”); TOGETHER with
     (b) Rights. Estates, and development rights now owned or hereafter acquired by Grantor for use in connection with the Land and the development of the Land that may, from time to time, by supplemental mortgage or otherwise, be expressly made subject to the lien of this Security Instrument.
     (c) Improvements. The buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (the “Improvements”);
     (d) Easements and Appurtenances. All easements, rights-of-way or use, rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, riparian rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversion and reversions, remainder and remainders, including any homestead or other claim at law or in equity and any after-acquired title, franchises, licenses, and any reversions and remainders thereof, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, dower and rights of property, possession, claim and demand whatsoever, both at law and in equity, of Grantor of, in, and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;
     (e) Fixtures and Tangible Personal Property. All inventory, machinery, furniture, equipment, and fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever located upon the Land or the Improvements or appurtenant thereto or used in connection with the present or future operation or occupancy of the Land or the Improvements, including all materials intended for construction, reconstruction, refurbishment, renovation, alterations, and repairs to the Property (whether stored or located on or off the Property) (all of the items described in Subsections 1.1(e) through 1.1(m) below are herein sometimes collectively called the “Personal Property”), including the right, title and interest of Grantor in and to any of the Personal Property that may be subject to any security interests, as defined in the Maryland Uniform Commercial Code (the “Uniform Commercial Code”) superior in lien to the lien of this Security Instrument, such Personal Property to include, for example, the following: (1) all furniture and furnishings, including carpets, rugs and other floor coverings, draperies, drapery rods and brackets, awnings, window shades, Venetian blinds, curtains, lighting fixtures, desk chairs, stools, pictures, lamps, ash trays, waste baskets, clocks, radios, and all other furniture and furnishings of every kind and nature whatsoever; (2) all cash registers, coin machines, computers, word processing equipment, adding machines, calculators, check protectors, postage meters, desks, chairs, tables, room dividers, filing cabinets, safes, vaults, time clocks, time card machines, and other office furniture, equipment and supplies of every kind and nature whatsoever; (3) all right and interest of Grantor in and to all equipment leases, personal property leases, conditional sales contracts and similar agreements in and to the telephone system (including the switching components thereof), television sets, computer systems, refrigerator/bars, and point of sale computer systems and/or inventory control systems; (4) all apparatus, machinery, motors, tools, insurance proceeds, leases, and equipment, including fire sprinklers and alarm systems, air conditioning, heating, refrigerating, electronic monitoring, window or structural cleaning rigs, maintenance equipment, equipment for the extermination or exclusion of vermin or insects, equipment for removal of dust, debris, snow, refuse or garbage, and all other equipment of every kind; (5) elevators, fittings, radiators, gas ranges, mechanical equipment, and all plumbing, heating, lighting, cooking, laundry, ventilating, refrigerating, incinerating, air conditioning, central energy and sprinkler equipment and fixtures and appurtenances thereto; and (6) all renewals or replacements of any of the foregoing, whether or not the same are or shall be attached to the Improvements;
     (f) Leases and Rents. All leases and other agreements affecting or relating to the use, enjoyment or occupancy of all or any part of the Land or the Improvements heretofore or hereafter entered into, whether before or after the filing by or against

Grantor of any petition for relief under 11 U.S.C. § 101 et seq. (the “Bankruptcy Code”), as the same may be amended from time to time (the “Leases”) and all right, title and interest of Grantor, its successors and assigns therein and thereunder, including cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, royalties, licenses, payments (including payments pursuant to the exercise of any purchase option by any tenant under any Lease), fees (including termination fees), revenues, income, receipts, charges, accounts, accounts receivable, issues and profits and other benefits (including all oil and gas or other mineral royalties and bonuses) from the Land or the Improvements whether paid or accruing before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code (collectively, the “Rents”) and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Secured Obligations;
     (g) Condemnation Awards. Subject to the rights of HGSI to make a separate claim pursuant to the terms of the HGSI Lease, all awards or payments, including interest thereon (collectively “Condemnation Awards”), which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of or in anticipation of the exercise of such right), or for a change of grade, inverse condemnation or for any other injury to or decrease in the value of the Property whether permanent or temporary;
     (h) Insurance Proceeds. All proceeds of and any unearned premiums on any insurance policies covering the Property, including the right to receive and apply the proceeds of any insurance judgments, or settlements made in lieu thereof, for damage to the Property;
     (i) Tax Certiorari. All refunds, rebates or credits in connection with a reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;
     (j) Miscellaneous Personal Property. All intangible property used in connection with or generated by, located on or at or pertaining to the Property including all general intangibles, payment intangibles, software, goodwill, trademarks, trade names, service marks, logos, copyrights, option rights, purchase contracts, contract rights or leases of personal property and security deposits received pursuant thereto, utility contracts, service contracts, guaranties, warranties, telephone exchange numbers, licenses, government permits and applications, approvals and other government rights relating to the Property or the operation of the business thereon; all books and records; deposit accounts, letter-of-credit rights, accounts, contract rights, instruments, chattel paper, investment property, all rights of Grantor for payment of money for property sold, rented or lent, for services rendered, for money lent, or advances or deposits made; all claims, actions, and causes of action (including those arising in tort, including commercial tort claims) of Grantor against others; all agreements, contracts, certificates, instruments (including promissory notes, guaranties, liens and all writings which evidence a right to the payment of money), franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Property or any part thereof or respecting any business or activity conducted on the Property or any part thereof and all right, title and interest of Grantor therein and thereunder, including the right to receive and collect any sums payable to Grantor thereunder; all extensions, improvements, betterments, replacements, renewals, or additions and accessions to any of the foregoing; and any other intangible property of Grantor related to the Property; and
     (k) Personal Property As Defined In Uniform Commercial Code. In addition to any other property mentioned in this Section 1.1, all property in which a security interest may be created pursuant to the Uniform Commercial Code (or any similar laws) including all goods, inventory, equipment, accounts, accounts receivable, contract rights, general intangibles, chattel paper, documents, documents of title, instruments, deposit accounts, letter-of-credit rights, investment property, tort claims (including commercial tort claims), and securities located on or generated by or used in connection with the ownership or operation of the Property;
     (l) Conversion. All proceeds of the conversion, voluntary or involuntary, of any of the foregoing including but not limited to proceeds of insurance and Condemnation Awards, into cash or liquidation claims; and
     (m) Other Rights. Any and all other rights of Grantor in and to the items set forth in Subsections (a) through (k) above.
     Notwithstanding the foregoing, Lender acknowledges that (a) the Future Development Parcel is solely being included as part of the “Property” as an accommodation to the Lender until the Remaining Parcel and the Future Development Parcel are subdivided in accordance with the provisions of Exhibit C attached hereto, (b) the Future Development Parcel was not included in the appraisal of the Property for Lender’s loan to value analysis, and (c) all interests of the Lender with respect to the Future Development Parcel hereunder and under any of the other Loan Documents will be released and terminated upon the satisfaction of the conditions set forth in Section 2 of Exhibit C (the “Release”), except as specifically set forth in Section 8 of the Environmental Indemnity Agreement executed by Grantor dated as of the date hereof (the “Environmental Indemnity Agreement”). From and after the Release, all references to “Property” in this Security Instrument and each other Loan Document shall solely refer to the Remaining Parcel and shall not include any portion of the Future Development Parcel.
          SECTION 1.2. GROUND LEASE. Lender acknowledges that Grantor is entering into a Ground Lease dated the date hereof (“Ground Lease”) between Grantor as Ground Lessor (“Ground Lessor”) and BMR Shady Grove D LLC, a Delaware limited liability company, as Ground Lessee (“Ground Lessee”) pursuant to which Grantor has leased its fee interest in the Future Development Parcel (as such Future Development Parcel is described on Exhibit B). Lender further acknowledges that a memorandum of the Ground Lease will be recorded with the Montgomery County Recorder’s Office prior to the recording of this Security Instrument, but will be subordinated to this Security Instrument pursuant to a Subordination, Non-Disturbance, and Attornment Agreement dated the date hereof. All leasehold improvements owned by Ground Lessee are not part of the Property and are not subject to the terms of the lien of this Security Instrument. Lender hereby acknowledges that Ground Lessee shall be entitled to obtain Ground Lease financing, provided in all events that such financing shall impose no material additional obligation on Lender and shall not encumber Grantor’s fee interest in the Property. Lender further acknowledges that Ground Lessee and Ground Lessor shall have the right to modify, amend and terminate the Ground Lease without the consent of Lender; provided, however, Lender’s prior consent, not to be unreasonably withheld or delayed, shall be required in connection with any modification or amendment of the Ground Lease which materially increases the obligations of Ground Lessor thereunder and provided that such modification, amendment or termination shall not cause a violation of the provisions of Section 4.3 of this Security Instrument.
          SECTION 1.3. ASSIGNMENT OF LEASES AND RENTS. Grantor hereby absolutely and unconditionally assigns to Lender Grantor’s right, title and interest in and to all current and future Leases and Rents, it being acknowledged by Grantor that this assignment constitutes, and is intended to constitute a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Section 1.3 and Section 3.6, Lender grants to Grantor a revocable license to collect and receive the Rents. Grantor shall hold a portion of the Rents sufficient to discharge all current sums due on the Secured Obligations for use in the payment of such sums.
          SECTION 1.4. SECURITY AGREEMENT. This Security Instrument is both a real property mortgage and a “security agreement” within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Property. By executing and delivering this Security Instrument, Grantor hereby grants to Lender, as security for the Indemnity Guaranty, a security interest in any of the Property that is deemed to be personal property to the full extent that such property may be subject to the Uniform Commercial Code. This Security Instrument shall be and is intended to serve as a financing statement under the Uniform Commercial Code with respect to the Personal Property, and when filed shall serve as a financing statement for all intents and purposes thereunder. Grantor authorizes Lender to file financing statements describing the Personal Property. Upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to all rights and remedies of a “secured party” under the Uniform Commercial Code. Upon its recording in the real property records, this Security Instrument shall be effective as a financing statement filed as a fixture filing and when filed shall serve as a financing statement for all intents and purposes thereunder. For purposes of this filing, Grantor is the record owner of the Property. The name and mailing address of Grantor, as debtor, and the name and mailing address of Lender, as secured party, from which information concerning this Security Instrument may be obtained, are set forth in the Preamble of this Security Instrument. Grantor shall immediately advise the Lender in writing of any change in the state of Grantor’s organization, or Grantor’s exact legal name, or the places where the Personal Property, or any part thereof, or the books and records concerning the Personal Property, or any part thereof, are kept.
          If any of the Property is deemed to be personal property, this Security Instrument shall also constitute a security agreement with respect to such personal property executed by Grantor as debtor in favor of Lender as secured party. Upon the occurrence and during the continuation of an Event of Default, Lender may, in addition to and not in derogation of any other rights and remedies of Lender under the Loan Documents or applicable law, in accordance with Section 9-604 of the Uniform Commercial Code, as applicable, or other such provisions of the Uniform Commercial Code, elect (i) to proceed under and have all the rights and remedies of a secured party under Article 9 of the Uniform Commercial Code and any other applicable law, or (ii) to proceed as to both the real property and the personal property in accordance with Lender’s rights and remedies in respect of the real property encumbered by this Security Instrument, whereupon at any foreclosure sale conducted pursuant to this Security Instrument the Trustee acting hereunder may offer the real and personal property together as part of the same sale, with bids to be taken on the whole of the real and personal property rather than separately.
          SECTION 1.5. PLEDGE OF MONIES HELD. Grantor hereby pledges to Lender any and all items and monies now or hereafter held by Lender, including any sums deposited in the Impound Account or any escrow, as additional security for Secured Obligations until expended or applied as provided in this Security Instrument.
          SECTION 1.6. COMMON LAW PLEDGE/ASSIGNMENT. To the extent that the Uniform Commercial Code does not apply to any item of the Personal Property, it is the intention of this Security Instrument that Lender have a common law pledge and/or collateral assignment of such item of Personal Property.
CONDITIONS TO GRANT
     TO HAVE AND TO HOLD the Property unto and to the use and benefit of Lender, and the successors and assigns of Lender, forever;
     IN TRUST, WITH POWER OF SALE, to secure payment of the Secured Obligations at the time and in the manner provided in the Indemnity Guaranty, this Security Instrument and the other Loan Documents executed by Grantor;
     PROVIDED, HOWEVER, these presents are upon the express condition that, if Grantor shall pay and perform the Secured Obligations at the time and in the manner provided in the Indemnity Guaranty, this Security Instrument and the other Loan Documents to which Grantor is a party, and shall abide by and comply with each and every covenant and condition set forth in the Indemnity Guaranty, this Security Instrument, and the other Loan Documents to which Grantor is a party, these presents and the estate hereby granted shall terminate.
ARTICLE 2 — SECURED OBLIGATIONS
          SECTION 2.1. SECURED OBLIGATIONS. This Security Instrument and the grants, assignments, and transfers made in Article 1 are given for the purpose of securing the following, in such order of priority as Lender may determine (the “Secured Obligations”):
     (a) the payment of the indebtedness and obligations evidenced by or arising under the Indemnity Guaranty, together with all amendments or modifications thereto and substitutions or replacements thereof.
     (b) the payment of all sums advanced pursuant to the Indemnity Guaranty, this Security Instrument or any other Loan Document executed by Grantor to protect and preserve the Property and the lien and the security interest created hereby or otherwise, it being agreed by Grantor that any future advances made by Lender from time to time under this Security Instrument, or the other Loan Documents executed by Grantor and whether or not such advances are obligatory or are made at the option of Lender, or otherwise, made for any purpose, and all interest accruing thereon, shall be equally secured by this Security Instrument and shall have the same priority as all amounts, if any, advanced as of the date hereof and shall be subject to all of the terms and provisions of this Security Instrument;
     (c) the payment of all loans and advances by Lender, all liabilities, indemnities, damages and claims of any kind or nature (in contract, tort or otherwise), including damages incurred by Lender because Grantor has failed to perform under the Indemnity Guaranty, this Security Instrument or the other Loan Documents executed by Grantor strictly in accordance with their terms, and costs and expenses (including reasonable attorneys’ fees) incurred by Lender in connection with the Secured Obligations or any part thereof (except on account of Lender’s gross negligence or willful misconduct), or the servicing or administration thereof or the enforcement of Lender’s remedies in the collection thereof, any renewal, extension, modification, consolidation, change, substitution, replacement, restatement or increase of the Secured Obligations or any part thereof, or the acquisition or perfection of the security therefor, whether made or incurred at the request of Grantor or Lender and whether or not evidenced by additional promissory notes or other instruments;
     (d) the performance of all other obligations of Grantor contained herein;
     (e) the performance of each obligation of Grantor contained in any Loan Document executed by Grantor in addition to the payment of money; and
     (f) the performance of each obligation of Grantor contained in any renewal, extension, modification, consolidation, change, substitution, replacement for, restatement or increase of all or any part of the Indemnity Guaranty, this Security Instrument or any other Loan Document executed by Grantor.
ARTICLE 3 — GRANTOR COVENANTS
     Grantor covenants and agrees that:
          SECTION 3.1. PAYMENT OF SECURED OBLIGATIONS. Grantor shall pay the Secured Obligations at the time and in the manner, provided in the Indemnity Guaranty, this Security Instrument and other Loan Documents executed by Grantor.
          SECTION 3.2. INSURANCE.
     (a) Insurance. Grantor shall obtain, (or cause to be obtained), and maintain, (or cause to be maintained), insurance for Grantor and the Property providing at least the following coverages:

     (i) Property Insurance. Insurance (“Commercial Property Insurance”) with respect to the Improvements, including fixtures, machinery, equipment and any other items of Property (collectively “Insured Property”) owned by Grantor and typically insured by a commercial property insurance policy, insuring against any peril now or hereafter included within the classification “Special Cause of Loss” insuring against risks of direct physical loss, in an amount not less than one hundred percent (100%) of the “Full Insurable Value” (as hereinafter defined) of the Improvements and other Insured Property, with an “agreed amount” endorsement waiving all co-insurance provisions. The term “Full Insurable Value” shall mean the full replacement cost value of the Improvements and Insured Property (without taking into account any depreciation, and exclusive of excavations, footings and foundations, landscaping and paving) determined annually at Grantor’s sole cost and expense by an insurer, a recognized independent insurance broker or an independent appraiser selected by Grantor and reasonably approved by Lender, but in no event less than the coverage required pursuant to the terms of any Lease. In addition, Grantor shall obtain: (x) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area,” flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Secured Obligations or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (y) earthquake or earth movement insurance in amounts and in form and substance satisfactory to Lender in the event that Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (x) and (y) hereof shall be on terms consistent with the “Special Cause of Loss” insurance policy required under this subsection (i).
     (ii) Business Interruption. Business interruption and/or loss of “rental income” insurance (“Business Income Insurance”) in an amount sufficient to avoid any co-insurance penalty and to provide proceeds that will cover the estimated annual gross income as reasonably determined by Lender (the “Estimated Rental Income”) for a period (the “Business Interruption Period”) of not less than twenty-four (24) months from the date of casualty or loss. Such Business Income Insurance policy shall provide that, after the physical loss to the Improvements and the other Insured Property has been repaired, the continued loss of Estimated Rental Income will be insured during the applicable Business Interruption Period, and notwithstanding that the policy may expire prior to the end of such period. The term “rental income” to mean the sum of (A) the total then ascertainable Rents payable under the Leases and (B) the total ascertainable amount of all other amounts to be received by Grantor from third parties which are the legal obligation of the tenants. The amount of Business Income Insurance coverage shall be adjusted annually by Lender to reflect the projected rents payable during the next succeeding Business Interruption Period;

     (iii) Boiler and Machinery. If applicable, comprehensive form boiler and machinery insurance (without exclusion for explosion), on terms consistent with those set forth for Commercial Property Insurance in Section 3.2(a)(i) above;
     (iv) Builder’s Risk. During a Casualty Loss or a Condemnation Action that affects in excess of twenty-five percent (25%) of the square footage of the improvements located on the Remaining Parcel, (A) owner’s contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy described in Subsection 3.2(a)(v) below; and (B) the insurance provided for in Subsection 3.2(a)(i) written in a so-called builder’s risk completed value form, if applicable given the nature of the contemplated improvements, (1) on a non-reporting basis, (2) against all risks insured against pursuant to Subsection 3.2(a)(i), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;
     (v) Liability Insurance. Commercial general liability insurance (“Liability Insurance”) on an “occurrence” form, including bodily injury and property damage liability, and insurance against any and all claims, including all legal liability imposed upon Lender and all court costs and legal fees and expenses, arising out of or connected with the possession, use, leasing, operation, maintenance or condition of the Property. Such insurance shall provide commercial general liability protection in an amount not less than Three Million Dollars ($3,000,000) each occurrence and Five Million Dollars ($5,000,000) in the aggregate and Twenty Million Dollars ($20,000,000) of excess umbrella liability insurance;
     (vi) Workers Compensation Insurance. If the Property includes commercial property, worker’s compensation insurance with respect to any employees of Grantor, as required by any Governmental Authority or any Applicable Law; and
     (vii) Other Insurance. Such other insurance with respect to the Property against loss or damage of the kinds from time to time customarily insured against and generally required by institutional lenders for properties comparable to the Property.
     (b) Insurance Policies. All insurance provided for in Subsection 3.2(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”) issued by one or more insurers reasonably satisfactory to Lender and having a rating of A:X or better by Best’s Key Rating Guide. All insurers providing the insurance required under this Security Instrument shall be authorized to issue insurance in the state in which the Property is located. The Policy referred to in Subsection 3.2(a)(v) above shall name Lender as an additional insured and the Policies referred to in Subsection 3.2(a)(i), (ii), (iii) and (iv), and as applicable (vii), above shall provide that all proceeds be payable to Lender as set forth in Section 4.4 hereof. The Policies referred to in Subsections 3.2(a)(i), (iii), and (iv) shall also: (1) contain a standard “non-contributory mortgagee” endorsement or its equivalent relating, inter alia, to recovery by Lender notwithstanding the negligent or willful acts or omission of Lender; (2) contain a waiver of subrogation endorsement as to Lender; and (3) be reasonably approved by Lender as to amounts, form, risk coverage, deductibles, loss payees and insureds. All Policies shall contain (i) a provision that such Policies shall not be cancelled or terminated, nor shall they expire, without at least ten (10) days prior written notice to Lender in each instance; and (ii) include effective waivers by the insurer of all claims for Insurance Premiums against any loss payees, additional insureds and named insureds (other than Grantor). Certificates of insurance with respect to all renewal and replacement Policies shall be delivered to Lender not less than ten (10) days prior to the expiration date of any of the Policies required to be maintained hereunder which certificates shall bear notations evidencing payment of applicable premiums (the “Insurance Premiums”). Duplicate originals of such replacement Policies shall be delivered to Lender promptly after Grantor’s receipt thereof but in any case within thirty (30) days after the effective date thereof. If Grantor fails to maintain, (or cause to be maintained) and fails to deliver to Lender the original Policies or certificates of insurance required by this Security Instrument, upon ten (10) days prior notice to Grantor, Lender may procure such insurance at Grantor’s sole cost and expense.
     (c) Terrorism Coverage. The commercial property and business income insurance required pursuant to Section 3.2(a) hereof shall be required to cover perils of terrorism and acts of terrorism (“Terrorism Coverage”) and Grantor shall maintain Commercial Property Insurance and Business Income Insurance for loss resulting from perils, and acts of terrorism on terms (including amounts) consistent with those required under Sections 3.2(a)(i) and (iii) above at all times during the term of the Secured Obligations so long as (A) Lender reasonably determines that either (1) prudent owners of real estate comparable to the Property are maintaining same, or (2) prudent institutional lenders are requiring that such owners maintain such insurance; or (B) if such insurance is obtainable from any insurer or the United States of America or any agency or instrumentality thereof and the lack of such insurance in and of itself will result in a qualification, downgrade or withdrawal of the then current rating assigned, or to be assigned, or prevent ratings from being assigned, to the Securities or any class thereof in any applicable Securitization. If Lender has waived the requirement that Grantor obtain Terrorism Coverage, Lender may at any time require that Grantor obtain such Terrorism Coverage upon thirty (30) days notice.
     (d) Compliance With Insurance Requirements. Grantor shall comply with all insurance requirements and shall not bring or keep or permit to be brought or kept any article upon any of the Property or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate the insurance coverage required hereunder to be maintained by Grantor on or with respect to any part of the Property pursuant to this Section 3.2.
     (e) Restoration. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty, Grantor shall give prompt notice of such damage to Lender and provided that Grantor shall have received the Net Proceeds, Grantor shall promptly commence (or cause to be commenced) and diligently prosecute the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such fire or other casualty, with such alterations as may be reasonably approved by Lender (the “Insurance Restoration”) and otherwise in accordance with Section 4.4 of this Security Instrument.
     (f) Blanket Insurance Policies. The insurance coverage required under Section 3.2(a) may be effected under a blanket policy or policies covering the Property and other properties and assets not constituting a part of the security hereunder; provided that any such blanket policy shall specify the portion of the total coverage of such policy that is allocated to the Property, and any sub-limit in such blanket policy applicable to the Property, and shall in any case comply in all other respects with the requirements of this Section 3.2. Lender may make such other requirements with respect to blanket insurance as Lender may deem reasonably appropriate or desirable from time to time.
     (g) Absolute Transfer On Foreclosure. In the event of a foreclosure of this Security Instrument or other transfer of title to the Property extinguishing the Secured Obligations or the lien of this Security Instrument to the extent permitted by the policies, all right, title and interest of Grantor in and to any insurance policies then in force shall pass to and are hereby assigned by Grantor to the purchaser or grantee.
          SECTION 3.3. PAYMENT OF TAXES, ETC.
     (a) Grantor shall pay, or cause to be paid, by their due date, all taxes, assessments, water rates, sewer rents, governmental impositions, and other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Taxes”), all ground rents, maintenance charges and similar charges, now or hereafter levied or assessed or imposed against the Property or any part thereof (the “Other Charges”), and all charges for utility services provided to the Property as same become due and payable. Grantor shall deliver to Lender, promptly upon Lender’s request, evidence reasonably satisfactory to Lender that the Taxes, Other Charges, and utility service charges have been so paid or are not then delinquent. Grantor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever that may be or become a lien or charge against the Property, except such liens or charges that have either been fully bonded and discharged of record or in the alternative fully insured to the reasonable satisfaction of Lender by the title company insuring the lien of this Security Instrument. Except to the extent sums sufficient to pay all Taxes and Other Charges have been deposited with Lender in accordance with the terms of this Security Instrument, Grantor shall furnish to Lender paid receipts for the payment of the Taxes and Other Charges prior to the date the same shall become delinquent.
     (b) Notwithstanding the provisions of Section 3.3(a), after prior written notice to Lender, Grantor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Taxes, provided that (i) no Event of Default has occurred and is continuing, (ii) Grantor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property (it not being implied by this clause that any such encumbrance will be permitted), (iii) such proceeding shall suspend the collection of the Taxes from Grantor and from the Property or Grantor shall have paid all of the Taxes under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Grantor is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost, (vi) Grantor shall set aside, or cause to be set aside adequate reserves for the payment of the Taxes, together with all interest and penalties thereon, unless all Taxes were paid under protest, and (vii) Grantor shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Lender to insure the payment of any contested Taxes, together with all interest and penalties thereon.
          SECTION 3.4. TAX AND INSURANCE IMPOUND ACCOUNT. Grantor shall establish and maintain at all times while an Event of Default shall occur and shall be continuing, an interest-bearing Eligible Account (the “Impound Account”) with Lender for payment of Taxes and Insurance Premiums on the Property and as additional security for the indebtedness secured hereby. Grantor shall deposit in the Impound Account an amount reasonably determined by Lender to be sufficient (when added to the monthly deposits described herein) to pay the next due installment of real estate taxes and assessments on the Property at least one (1) month prior to the due date or the delinquency date thereof (as Lender shall reasonably determine) and the next due annual insurance premiums with respect to the Property at least one (1) month prior to the due date thereof. When required by this Section 3.4, Grantor shall pay to Lender, on the first day of each month, deposits in an amount equal to one-twelfth (1/12) of the amount of the annual Taxes that will next become due and payable on the Property (the “Monthly Tax Impound”), plus one-twelfth (1/12) of the amount of the annual Insurance Premiums that will next become due and payable on insurance policies which Grantor is required to maintain hereunder (the “Monthly Insurance Impound”), each as estimated and reasonably determined by Lender. The Monthly Tax Impound or Monthly Insurance Impound shall be added together and shall be paid together as an aggregate sum by Grantor to Lender. If Lender at any time reasonably determines that the Monthly Tax Impounds or Monthly Insurance Impounds are insufficient, Lender may in its reasonable discretion adjust the required monthly payments of such amounts, and Grantor shall be obligated to pay the increased amounts for the Monthly Tax Impounds or Monthly Insurance Impounds commencing on the next Monthly Payment Date. At any time when Grantor is obligated to make the Monthly Tax Impounds and the Monthly Insurance Impounds, all sums in the Impound Account shall be held by Lender in the Impound Account and shall be used to pay Taxes and Insurance Premiums due and payable during the time Grantor is required to make deposits to the Impound Account, to the extent that the proceeds are sufficient and provided that Grantor has provided to Lender the bills for payment thereof in accordance with the next sentence before the same become due and payable. Grantor shall be responsible for ensuring the receipt by Lender, at least thirty (30) days prior to the respective due date or the delinquency date for payment thereof (as Lender shall reasonably determine), of all bills, invoices and statements for all Taxes and Insurance Premiums. If an Event of Default shall no longer continue after Grantor has made deposits under this Section 3.4, Lender shall return the balance remaining in the Impound Account to Grantor. In making any payment from the Impound Account, Lender shall be entitled to rely on any bill, statement or estimate procured from the appropriate public office or insurance company or agent without any inquiry into the accuracy of such bill, statement or estimate and without any inquiry into the accuracy, validity, enforceability or contestability of any tax, assessment, valuation, sale, forfeiture, tax lien or title or claim thereof. All interest or other earnings on funds deposited in the Impound Account shall be solely for the account of Grantor. If the total funds in the Impound Account shall exceed the amount of payments actually applied by Lender for the purposes of the Impound Account, such excess may be credited by Lender on subsequent payments to be made hereunder or, at the option of Lender, refunded to Grantor. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Property. If, however, the Impound Account shall not contain sufficient funds to pay the sums required when the same shall become due and payable, Grantor shall, within ten (10) days after receipt of written notice thereof, deposit with Lender the full amount of any such deficiency. The Impound Account may or may not be in a separate physical account, but shall be denoted as a separate account as a matter of Lender’s bookkeeping.
For purposes of this Security Instrument, the following terms shall have the following meanings:
     “Eligible Account” means a separate and identifiable account from all other funds held by the holding institution that (i) is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, and (ii) constitutes “cash” or a “cash item” within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument; and
     “Eligible Institution” means a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least “A-1” by S&P, “P-1” by Moody’s and “F-1” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s).
          SECTION 3.5. CONDEMNATION. Subject to the terms of the Leases, Grantor shall promptly give Lender notice of the actual or threatened commencement of any condemnation or eminent domain proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings to the extent permitted by law. Grantor shall deliver to Lender all instruments requested by it to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Grantor shall not make any agreement in lieu of condemnation of the Property or any portion thereof without the prior written consent of Lender in each instance, which consent shall not be unreasonably withheld or delayed in the case of a taking of an insubstantial portion of the Property as reasonably determined by Lender. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including any transfer made in lieu of or in anticipation of the exercise of such taking) and whether or not any Condemnation Awards are made available to Grantor for the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to the condemnation or transfer in lieu of condemnation, with such alterations as may be reasonably approved by Lender in accordance with Section 4.4 (a “Condemnation Restoration”), the Secured Obligations shall be payable at the time and in the manner provided for in the Indemnity Guaranty, this Security Instrument and the applicable Loan Documents and shall not in any way be reduced until any Condemnation Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Secured Obligations. Lender shall not be limited to the interest paid on the Condemnation Awards by the condemning authority but shall be entitled to receive out of the Condemnation Awards interest at the rate or rates provided herein or in the Indemnity Guaranty. Grantor shall cause Condemnation Awards payable to Grantor in any condemnation or transfer made in lieu of or in anticipation of the exercise of such taking to be paid directly to Lender. Lender shall apply any such Condemnation Awards (after deducting any expenses of collection) to the reduction or discharge of the Secured Obligations (whether or not then due and payable). No Prepayment Consideration shall be payable solely in connection with such Condemnation Awards. For the purposes of determining whether Prepayment Consideration shall be payable under this Section 3.5, a criminal action seeking or resulting in a forfeiture of the Property shall not be deemed a condemnation or eminent domain proceeding and any payment made pursuant to or in connection with such forfeiture action shall be subject to the payment of Prepayment Consideration. If the Property or any portion thereof is taken by the power of eminent domain, Grantor shall promptly commence and diligently prosecute the Condemnation Restoration in accordance with Section 4.4 of this Security Instrument. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the award or payment, Lender shall have the right, whether or not a deficiency judgment on the Indemnity Guaranty shall have been sought, recovered or denied, to receive the Condemnation Awards or a portion thereof sufficient to fully satisfy the Secured Obligations.
          SECTION 3.6. LEASES AND RENTS. Grantor shall comply at all times with that certain Indemnity Assignment of Leases and Rents of even date herewith executed by Grantor in favor of Lender, which is incorporated herein by this reference as though fully set forth herein. All Rents generated by or derived from the Property shall first be utilized solely for current expenses directly attributable to the ownership and operation of the Property, including current expenses relating to Grantor’s liabilities and obligations with respect to the Secured Obligations, and none of the Rents generated by or derived from the Property shall be diverted by Grantor and utilized for any other purpose unless all such current expenses attributable to the ownership and operation of the Property have been fully paid and satisfied.
          SECTION 3.7. MAINTENANCE OF PROPERTY. Grantor shall cause the Property to be maintained in a good and safe condition and repair, subject to normal wear and tear. Material Improvements and Personal Property shall not be removed, demolished or materially altered (unless such Personal Property is replaced with personal property of equal or better quality) without the consent of Lender which consent shall not be unreasonably withheld. Grantor shall promptly repair, replace or rebuild any material improvements which may be destroyed by any casualty, or become damaged, worn or dilapidated or which may be affected by any proceeding of the character referred to in Section 3.5 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Grantor shall not initiate, join in, acquiesce in, or consent to any material change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses that may be made of the Property or any part thereof without Lender’s prior written consent, which consent shall not be unreasonably withheld, except as specifically permitted pursuant to Exhibit C. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Grantor will not cause or permit the nonconforming use or Improvement to be discontinued or abandoned without the express written consent of Lender; provided, however, in the event such nonconforming use or Improvement is not in compliance with Applicable Laws, Grantor shall have the right to cause or permit such nonconforming use or Improvement to be discontinued or abandoned to comply with Applicable Laws.
          SECTION 3.8. WASTE. Grantor shall not commit or suffer any waste of the Property (“waste” meaning the diminution in the Property’s value resulting from Grantor’s gross negligence or willful failure to manage, maintain repair and otherwise operate the Property in a commercially reasonable manner) or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Grantor shall not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.
          SECTION 3.9. COMPLIANCE WITH LAWS.
     (a) Grantor shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property and the use thereof (“Applicable Law”).
     (b) Grantor shall maintain all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, in full force and effect and shall not take or omit to take any action that would subject any of the foregoing to revocation, suspension, forfeiture or modification.
     (c) Grantor shall from time to time, upon Lender’s request when Lender has determined that it has reasonable grounds to believe that the Property is not in compliance with Applicable Laws, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with all Applicable Laws or is exempt from compliance with Applicable Laws.
     (d) Notwithstanding any provisions set forth herein or in any document regarding Lender’s approval of alterations of the Property (subject to any rights of tenants under the Leases), Grantor shall not alter the Property in any manner that would materially increase Grantor’s responsibilities for compliance with Applicable Laws without the prior written approval of Lender, which approval shall not be unreasonably withheld. Lender’s approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Grantor or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person reasonably acceptable to Lender.
     (e) Grantor shall give prompt notice to Lender of the receipt by Grantor of any written notice related to a violation of any Applicable Laws and of the written notice of commencement of any proceedings or investigations which relate to compliance with Applicable Laws.
     (f) After prior written notice to Lender, Grantor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default has occurred and is continuing; (ii) Grantor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Grantor is subject and shall not constitute a default thereunder; (iv) neither the Property nor any part thereof or interest therein nor any of the tenants or occupants thereof shall be affected in any material adverse way as a result of such proceeding; and (v) Grantor shall have furnished to Lender all other items reasonably requested by Lender.
          SECTION 3.10. BOOKS AND RECORDS.
     (a) Grantor shall keep adequate books and records of account in accordance with methods reasonably acceptable to Lender and consistently applied, and shall furnish to Lender:
     (i) Within ninety (90) days after the close of each fiscal year of Grantor, Grantor shall deliver or cause to be delivered to Lender the following financial reports, each of which shall be certified by Grantor’s chief financial officer or another person reasonably acceptable to Lender: (A) an annual rent roll; (B) an annual operating statement of the Property; and (C) an annual balance sheet and profit-and-loss statement of Grantor and Borrower.
     (ii) For the first twelve (12) months after the date of this Security Instrument, Grantor shall deliver, or cause to be delivered, all of the following with respect to the previous calendar month within twenty-one (21) days after the close of each calendar month, in each case to be certified by Grantor’s chief financial officer or another person reasonably acceptable to Lender: (A) monthly rent roll(s); (B) monthly operating statement(s) of the Property; and (C) year-to-date operating statement(s) of the Property.

     (iii) Beginning thirteen (13) months after the date of this Security Instrument, Grantor shall deliver, or cause to be delivered, all of the following with respect to the previous fiscal quarter within thirty (30) days after the close of each fiscal quarter, all to be certified by Grantor’s chief financial officer or another person reasonably acceptable to Lender: (A) a quarterly rent roll; (B) a quarterly operating statement of the Property; and (C) a year-to-date operating statement of the Property.
     (b) Not later than each February 1 during the term of the Loan upon Lender’s request, Grantor shall deliver to Lender, for Lender’s approval, not to be unreasonably withheld, a report (the “Leasing Report”) setting forth the minimum economic terms that Grantor proposes for use in connection with the standard lease form for leases of portions of the Property during the twelve month period beginning upon such anniversary date. The terms set forth in the Leasing Report shall reflect the prevailing market conditions for like properties in the locality of the Property.
     (c) Immediately upon Grantor’s receipt of such information, but in no event less frequently than annually, Grantor shall deliver to Lender upon request, in form satisfactory to Lender, information regarding the sales and/or receipts of each tenant of the Property who is required to report such information to Grantor pursuant to such tenant’s Lease or otherwise.
     (d) Upon request, Grantor and its affiliates shall furnish to Lender:
     (i) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by Grantor to be true and complete, but not more frequently than quarterly; and
     (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions;
     (e) Grantor shall furnish Lender with such other additional financial or management information as may, from time to time, be reasonably required by, and in form and substance satisfactory to, Lender.
Notwithstanding the foregoing Sections 3.10 (b), (c), and (d) shall not apply in the event that the Remaining Parcel is leased to a single tenant.
          SECTION 3.11. PAYMENT FOR LABOR AND MATERIALS. Grantor shall promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except for the Permitted Exceptions. Notwithstanding the foregoing, after prior written notice to Lender, Grantor may, at its own expense, contest any mechanic’s lien affecting the Property by appropriate legal proceedings, promptly initiated and conducted in good faith and with due diligence as reasonably determined by Lender, provided that all of the following conditions are satisfied in Lender’s discretion: (i) no Event of Default has occurred and is continuing; (ii) Grantor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Grantor or the Property is subject and shall not constitute a default thereunder; (iv) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Grantor shall be affected in any material adverse way as a result of such proceeding; and (v) such lien shall have been fully bonded against to Lender’s reasonable satisfaction or discharged of record; (vi) Grantor shall have furnished to Lender all other items reasonably requested by Lender, including title insurance coverage.
          SECTION 3.12. PERFORMANCE OF OTHER AGREEMENTS. Grantor shall observe and perform each and every term required to be observed or performed by Grantor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Property.
          SECTION 3.13. CHANGE OF NAME, IDENTITY OR STRUCTURE. Except as may be expressly permitted under Article 8, Grantor shall not change Grantor’s name, identity (including its trade name or names) or Grantor’s state of organization or its identification number, without notifying the Lender of such change in writing at least thirty (30) days prior to the effective date of such change.
          SECTION 3.14. EXISTENCE. Grantor shall continuously maintain (a) its existence and shall not dissolve or permit its dissolution, (b) its rights to do business in the state where the Property is located and (c) its franchises and trade names.
ARTICLE 4 — SPECIAL COVENANTS
     Grantor covenants and agrees that:
          SECTION 4.1. PROPERTY USE. The Property shall be used only for the use approved by Lender in connection with the making of the Loan and for no other use without the prior written consent of Lender, which consent shall not be unreasonably withheld.
          SECTION 4.2. ERISA.
     (a) Grantor shall not engage in any transaction that would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Indemnity Guaranty, this Security Instrument and any other Loan Document executed by Grantor) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
     (b) Grantor further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Security Instrument, as requested by Lender, that (i) Grantor is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(3) of ERISA; (ii) Grantor is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:
     (i) Equity interests in Grantor are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2);
     (ii) Less than 25 percent of each outstanding class of equity interests in Grantor are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101(f)(2); or
     (iii) Grantor qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.
          SECTION 4.3. SINGLE PURPOSE ENTITY.
     (a) Grantor represents, warrants and covenants as follows:
     (i) Grantor is organized solely to acquire, improve, lease, operate, manage, own, hold for investment and sell or otherwise dispose of the Property and to engage in any and all other activities as may be necessary in connection with the foregoing. Grantor shall engage in no other business, it shall have no other purpose, it shall not own or acquire any real or personal property other than property related to the Property or in the furtherance of the purposes of Grantor as stated herein, and it shall not incur, create, or assume any indebtedness or liabilities, secured or unsecured, direct or contingent, other than (i) the Secured Obligations and (ii) unsecured indebtedness that represents trade payables or accrued expenses occurring in the normal course of business of owning and operating the Property that is not evidenced by a promissory note and is due and payable within thirty (30) days after the date incurred.
     (ii) Grantor shall not commingle its assets with those of any other entity;
     (iii) Grantor shall hold its assets in its own name;
     (iv) Grantor shall conduct its own business in its own name;
     (v) Grantor shall maintain its bank accounts, books, records and financial statements in accordance with generally accepted accounting principles,

keeping such bank accounts, books, records and financial statements separate from those of any person or entity, and not permit the listing of its assets on the financial statements of any other person or entity other than BioMed Realty, L.P., BMR-Shady Grove Holdings LLC and BioMed Realty Trust, Inc. (and their respective successors and assigns permitted herein);
     (vi) Grantor shall maintain its books, records, resolutions and agreements as official records;
     (vii) Grantor shall pay its own liabilities out of its own funds;
     (viii) Grantor shall maintain adequate capital in light of its contemplated business operations;
     (ix) Grantor shall observe all limited liability company and other organizational formalities;
     (x) Except as provided in the Loan Documents and the transactions contemplated thereby (including but not limited to the Ground Lease), Grantor shall maintain an arm’s-length relationship with Affiliates and enter into transactions with Affiliates only on a commercially reasonable basis;
     (xi) Except with regard to the Secured Obligations, Grantor shall not guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of others;
     (xii) Grantor shall not acquire the obligations or securities of its Affiliates or owners, including partners, members or shareholders;
     (xiii) Grantor shall not make loans to any other person or entity;
     (xiv) Grantor shall allocate fairly and reasonably any overhead for shared office space;
     (xv) Grantor shall use separate stationary, invoices and checks;
     (xvi) Grantor shall file its own tax returns (except to the extent it is a disregarded entity not required to file tax returns under applicable law or it is prohibited by Applicable Laws from doing so);
     (xvii) Grantor shall not pledge its assets for the benefit of any other person or entity other than the pledge to Lender in connection with Secured Obligations;
     (xviii) Grantor shall hold itself out as a separate entity, and not fail to correct any known misunderstanding regarding its separate identity;

     (xix) Grantor shall not identify itself as a division or subsidiary of any person or entity, other than as an indirect wholly-owned subsidiary of BioMed Realty, L.P., and BioMed Realty Trust, Inc. and a direct subsidiary of BMR-Shady Grove Holdings LLC (and their respective successors and assigns permitted herein);
     (xx) Grantor shall not maintain its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other person or entity; and
     (xxi) Grantor shall at all times be member managed and shall have at least one (1) Independent Manager and one (1) “springing” member. The managing member of Grantor shall be an “SPE Component Entity” which means a limited liability company (i) whose sole asset is its membership interests in Grantor and Borrower, (ii) which has restrictions and requirements in its organizational documents which are substantially similar to those set forth above, and (iii) whose organizational documents provide that such entity will not engage in business or activity other than owning an interest in Grantor and Borrower, will not acquire or own any assets other than its membership interest in Grantor and Borrower, will not incur any debt, secured or unsecured, direct or contingent, other than unsecured trade payables or accrued expenses incurred in the ordinary course of business related to the ownership of the interest in Grantor that are due and payable within thirty (30) days after the date incurred. Upon the withdrawal, dissolution or other event that causes an SPE Component Entity to be disassociated from Grantor, a new SPE Component Entity meeting all the criteria described above shall be appointed and (i) a new non-consolidation opinion with respect to the SPE Component Entity, acceptable to Lender in its sole discretion, shall be delivered to Lender and (ii) written confirmation shall be obtained from each of the applicable rating agencies which have assigned a rating to any security backed in whole or part by the Secured Obligations, that the change in the SPE Component Entity will not result in the qualification, downgrade or withdraw of any such rating. Such SPE Component Entity shall be the sole member of Grantor, shall have one (1) Independent Manager and one (1) “springing” member.
     (b) Grantor represents and warrants as follows:
     (i) Grantor is and always has been duly formed, validly existing, and in good standing under applicable law in the State of Maryland, the state in which its assets are located, and was not qualified to do business in any other jurisdiction;
     (ii) Grantor is not now, nor has ever been, party to any lawsuit, arbitration, summons or legal proceeding that is still pending or that resulted in a judgment against it that has not been paid in full;

     (iii) To Grantor’s actual knowledge, Grantor is in compliance with all laws, regulations and orders applicable to it and has received all permits necessary for it to own the Property;
     (iv) Grantor has no liens of any nature against it except for tax liens not yet due and payable;
     (v) Grantor is not aware of any pending or threatened litigation;
     (vi) Grantor has never owned any asset or property other than the Property (the approximately 50 acre parcel in Rockville, Maryland legally described as Parcel A and Outlot A in block lettered “A” in the subdivision known as Traville, as per plat thereof recorded as Plat No. 21961 in the Land Records of Montgomery County, Maryland) and incidental personal property necessary for the ownership or operation of the Property;
     (vii) Except with regard to rents paid under the November 7, 2001 Ground Lease with Genome Statutory Trust 2001A and under the Amended and Restated Ground Lease dated June 30, 2003, with Wachovia Development Corporation (collectively, the “Wachovia Ground Leases”) which were credited on the books of Human Genome Sciences, Inc. (“HGSI”), and which Wachovia Ground Leases have been terminated, Grantor has not commingled its assets with those of any other entity;
     (viii) Grantor has held its assets in its own name;
     (ix) Grantor has conducted its own business in its current name or previous name, Traville LLC;
     (x) Grantor has provided Lender with complete financial statements, that reflect a fair and accurate view of Grantor’s financial position;
     (xi) On or prior to May 23, 2006, Grantor had not maintained any books, records, or agreements as official records other than such books and records necessary to duly form Grantor and to execute and deliver the Wachovia Ground Leases and the 2001 and 2003 deeds of trust granted as further security for the 2001 and 2003 structured lease financings on behalf of HGSI (collectively, the “HGSI Mortgages”) (the HGSI Mortgages were satisfied and released as of a matter of record on June 1, 2006 at Liber 32420, folio 654, in the Montgomery County, Maryland Land Records). After May 23, 2006, Grantor has maintained its bank accounts, books, records and financial statements in accordance with generally accepted accounting principles, keeping such bank accounts, books, records, and financial statements separate from those of any person or entity, and has not permitted the listing of its assets on the financial statements of any other person or entity other than BioMed Realty, L.P., BMR-Shady Grove Holdings LLC, and BioMed Realty Trust, Inc.;

     (xii) Except with regard to payments by HGSI of real estate taxes and property maintenance costs on Grantor’s behalf on or prior to May 23, 2006, Grantor has paid its own liabilities out of its own funds and all taxes owed by Grantor have been paid except for tax returns which are on extension;
     (xiii) Grantor has maintained adequate capital in light of its contemplated business operations;
     (xiv) Grantor has observed all limited liability company organizational formalities;
     (xv) Except as provided in the Loan Documents and the transactions contemplated thereby (including but not limited to the Ground Lease), Grantor has maintained an arm’s-length relationship with affiliates and entered into transactions with affiliates only on a commercially reasonable basis;
     (xvi) On or prior to May 23, 2006, Grantor neither had any employees nor paid the salaries of any other entity’s employees; and after May 23, 2006, Grantor has no employees of its own and no employees are necessary in light of Grantor’s contemplated business operations;
     (xvii) Except with regard to the (i) interests created under the HGSI Mortgages (which have since been satisfied and released), and (ii) the guaranty of the obligations of Borrower under the Indemnity Guaranty dated the date hereof for the benefit of Lender and the interests created under this Security Instrument, Grantor has not guaranteed or become obligated for the debts of any other entity or held out its credit as being available to satisfy the obligations of others;
     (xviii) Grantor has not acquired the obligations or securities of its affiliates or owners, including partners, members or shareholders;
     (xix) Grantor has not made loans to any other person or entity;
     (xx) On or prior to May 23, 2006, Grantor did not have the need for any office space, whether physically segregated or shared and after May 23, 2006, Grantor has not had any need for any office space, but if the need arises for office space, Grantor shall allocate fairly and reasonably any overhead for any shared office space;
     (xxi) On or prior to May 23, 2006, Grantor has had only occasional need for correspondence, and after May 23, 2006, Grantor has used separate stationary, invoices and checks;
     (xxii) Grantor has filed its tax returns (except to the extent it has been a disregarded entity not required to file tax returns under applicable law), except that Grantor has filed an extension for its 2005 Federal and Maryland income tax returns;

     (xxiii) Except with regard to the HGSI Mortgages and this Security Instrument, Grantor has not pledged its assets for the benefit of any other person or entity;
     (xxiv) After May 23, 2006, Grantor has not failed to correct any known misunderstanding regarding its separate identity, and Grantor has held itself out as a separate entity;
     (xxv) Except for on or prior to May 23, 2006, when Grantor identified itself as a subsidiary of HGSI, Grantor has not identified itself as a division or subsidiary of any person or entity, other than as an indirect wholly-owned subsidiary of BioMed Realty, L.P. and BioMed Realty Trust, Inc. and a direct subsidiary of BMR-Shady Grove Holdings LLC;
     (xxvi) Grantor has maintained its assets in such a manner that it would not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other person or entity; and after May 23, 2006, Grantor has separately maintained its assets from any other person or entity;
     (xxvii) Grantor has not permitted any entity to control its daily business decisions other than on or prior to May 23, 2006, by its sole member HGSI, and after May 23, 2006, by BMR-Shady Grove Holdings LLC, BioMed Realty, L.P. and BioMed Realty Trust, Inc.;
     (xxviii) Grantor has materially complied with the assumptions as to separateness referenced in the non-consolidation opinion dated as of the date hereof by Latham & Watkins LLP after May 23, 2006; and
     (xxix) Neither Grantor, nor any of its affiliates, has had any contractual or legal relationship with HGSI or any of its affiliates, other than the contractual relationships set forth in that certain Agreement of Purchase of Sale dated May 2, 2006, and any documents entered into in connection with the acquisition of Grantor by BioMed Realty, L.P. from HGSI.
For purposes of this Section 4.3, the following terms shall have the following meanings:
     “Affiliate” means a person or entity that directly or indirectly (through one or more intermediaries) controls, is controlled by, or is under the common control of or with, the person or entity specified;
     “control” means, (i) whether directly or indirectly, ownership or control of the power to vote ten percent (10%) or more of the outstanding equity interests of any such entity, (ii) the control in any manner of the election of more than one director or trustee (or persons exercising similar functions) of such entity, or (iii) the possession, of the power to direct or cause the direction of the management and/or policies of such entity, whether through the ownership of voting securities, by contract, or otherwise;

     “Independent Manager” means a natural person reasonably satisfactory to Lender who is not at the time of such person’s initial appointment, and shall not have been at any time during the preceding five years, and shall not be at anytime while serving as an independent manager of such SPE Component Entity, either (i) a shareholder or other equity owner of, officer, director (other than an Independent Manager of SPE Component Entity), partner, attorney, counsel, member or employee of, the SPE Component Entity, Grantor or any of their respective shareholders, partners, members, subsidiaries or Affiliates, (ii) a customer of, or supplier to, or any other person or entity that derives any of its purchases or revenues from activities with, the SPE Component Entity, Grantor or any of their respective shareholders, partners, members, subsidiaries or Affiliates, (iii) a person or entity who controls or is under common control with any such shareholder, partner, officer, director, member, employee, supplier, customer or Affiliates, or (iv) a member of the immediate family of any such shareholder, director, officer, partner, member, employee, supplier, customer or Affiliates;
     “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.
          SECTION 4.4. RESTORATION AFTER CASUALTY/CONDEMNATION. For the purposes of this Section 4.4, the term “Net Proceeds” shall mean, as applicable, (1) the net amount of all insurance proceeds under the Policies carried pursuant to Subsections 3.2(a)(i) (Property Insurance), (iii) (Boiler and Machinery), (iv) (Builder’s Risk), and (v) (Liability Insurance) of this Security Instrument as a result of such damage or destruction, or (2) the net amount of all proceeds from insurance or Condemnation Awards relating to the Condemnation Action, in each case after deduction of Lender’s reasonable costs and expenses (including reasonable counsel fees), if any, in collecting the same. If the Property is damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty Loss”) or if the Property or any portion thereof is taken, or threatened to be taken, in any condemnation or eminent domain proceeding (whether instituted or threatened, a “Condemnation Action”), the following provisions shall apply in connection with any Insurance Restoration or Condemnation Restoration (collectively the “Restoration”):
     (a) The Net Proceeds shall be disbursed directly to Grantor if each of the following conditions are satisfied: (i) the Net Proceeds do not exceed $1,000,000.00 (“Availability Threshold”), (ii) the cost of completing the Restoration as reasonably estimated by Grantor is less than or equal to the Availability Threshold, (iii) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations; (iv) no mechanics’ or materialmen’s liens shall have been filed that have not either been fully bonded and discharged of record or in the alternative fully insured to the reasonable satisfaction of Lender by the title company insuring the lien of this Security Instrument; and (v) if reasonably required by Lender, Grantor shall have (or shall have caused HGSI or its permitted successors or assigns pursuant to the HGSI Lease to have) procured performance and payment bonds reasonably acceptable to Lender in an amount and form, and from a surety, reasonably acceptable to Lender, and naming Lender and Grantor as an additional obligee. Grantor shall be permitted and is obligated to settle any insurance claims with respect to the Net Proceeds that are, in the aggregate, less than or equal to the Availability Threshold unless an Event of Default has occurred and is continuing. Lender shall have the right to participate in and approve any settlement for insurance claims with respect to the Net Proceeds that in the aggregate are equal to or greater than the Availability Threshold. Grantor hereby grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of filing and prosecuting such claim and collecting and making receipt for any such payment, which such power may be exercised by Lender after the occurrence and during the continuation of an Event of Default. If the Net Proceeds are received by Grantor, such Net Proceeds shall, prior to disbursement, be held in trust for Lender and shall be segregated from other funds of Grantor to be used to pay for the cost of the Restoration in accordance with the terms hereof. Grantor shall commence and diligently prosecute to completion the Restoration of the Property (or shall cause the same) to as nearly as possible the condition it was in immediately prior to such Casualty Loss or Condemnation Action. Notwithstanding the foregoing, in the event that: (a) the Net Proceeds do not exceed the Availability Threshold, (b) there is then an Event of Default under the Loan Documents, and (c) there is not an Event of Default as defined in and under the HGSI Lease pursuant to which Grantor has taken action to take possession of the Remaining Parcel or to terminate the HGSI Lease, Lender shall hold the Net Proceeds in a segregated interest-bearing Eligible Account (the “Net Proceeds Account”) to be made available to HGSI in accordance with the provisions of Section 19.3 and Section 19.4.1 of the HGSI Lease.
     (b) If the Net Proceeds are greater than the Availability Threshold, such Net Proceeds shall, subject to the provisions of the Leases with respect to which subordination and non-disturbance agreements binding upon Lender have been entered into concerning the deposits of Net Proceeds, be forthwith paid to Lender to be held by Lender in the Net Proceeds Account to be made available to Grantor for the Restoration in accordance with the provisions of this Subsection 4.4(b):
     (i) The Net Proceeds shall be made available to Grantor for payment of, or reimbursement of Grantor’s reasonable and customary expenses in connection with, the Restoration, subject to the following conditions:
     (A) Lender is furnished, within a reasonable period of time prior to request for initial disbursement, with (i) an estimate of the costs of the Restoration, which estimate shall be accompanied by an independent architect’s certification as to such costs, and (ii) appropriate plans and specifications for the Restoration, which plans and specifications shall be subject to Lender’s approval (which approval shall not be unreasonably withheld or delayed);
     (B) Lender reasonably determines that the Net Proceeds, together with any cash or cash equivalent deposited by Grantor with Lender, are sufficient to cover the costs of the Restoration as certified by the independent architect;

     (C) if the Net Proceeds are Condemnation Awards, less than twenty-five percent (25%) of the square footage of the improvements located on the Remaining Parcel is taken;
     (D) Lender reasonably determines that any operating deficits, including all Secured Obligations or any required payments that will be incurred with respect to the Property as a result of the occurrence of any such Casualty Loss or Condemnation Action, whichever the case may be, will be payable out of (1) business interruption and/or loss of “rental income” insurance, or (2) other funds of Grantor;
     (E) Lender reasonably determines that, upon the completion of the Restoration and related lease-up, if applicable, the net cash flow of the Property will be restored to a level sufficient to cover all carrying costs and operating expenses of the Property, including the Secured Obligations at a debt service coverage ratio (after deducting replacement reserve requirements and reserves for tenant improvements and leasing commissions from net operating income) equal to or greater than the debt service coverage ratio calculated and used by Lender in connection with the origination of the Secured Obligations (i.e., 1.25%) or, if lower, the debt service coverage ratio that existed as of the date immediately preceding such Casualty Loss or Condemnation Action;
     (F) the Restoration can reasonably be completed on or before the earliest to occur of (1) twenty-four (24) months from the date of the Casualty Loss or Condemnation Action, (2) six (6) months prior to the Maturity Date, (3) the earliest date required for such completion under the terms of any Leases, or (4) such time as may be required under applicable zoning law, ordinance, rule or regulation in order to repair and restore the Property to as nearly as possible the condition it was in immediately prior to such Casualty Loss or Condemnation Action;
     (G) the Property and the use thereof after the Restoration will be in compliance with, and permitted under, all applicable zoning laws, ordinances, rules and regulations; and
     (H) such Casualty Loss or Condemnation Action does not materially impair post-Restoration access to the Land or the Improvements.
Notwithstanding the foregoing, in the event that: (a) the Net Proceeds are greater than the Availability Threshold, (b) there is then an Event of Default under the Loan Documents, and (c) there is not an Event of Default under the HGSI Lease pursuant to which Grantor has taken action to take possession of the Remaining Parcel or to terminate the HGSI Lease, Lender shall hold the Net Proceeds in the Net Proceeds Account to be made available to HGSI in accordance with the provisions of Section 19.3 and Section 19.4.2 of the HGSI Lease.

     (ii) The Net Proceeds shall be held by Lender and constitute additional security for the obligations until disbursed pursuant to this Subsection 4.4(b). The Net Proceeds shall be disbursed by Lender to, or as directed by, Grantor from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration that have not either been fully bonded and discharged of record or in the alternative fully insured to the reasonable satisfaction of Lender by the title company insuring the lien of this Security Instrument.
     (iii) Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and approval by Lender, an independent consulting engineer, architect, or other expert selected by Lender (the “Restoration Consultant”) such approval not to be unreasonably withheld or delayed. Grantor shall pay all reasonable costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including the reasonable fees and expenses of Lender’s attorneys and the Restoration Consultant.
     (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term “Restoration Retainage” as used in this Subsection 4.4(b) shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Subsection 4.4(b), be less than the amount actually held back by Grantor from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall be released when the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence reasonably satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, and the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company insuring the lien of this Security Instrument. If required by Lender, the surety company, if any, that issued a payment or performance bond with respect to the contractor, subcontractor or materialman shall approve the release of any such portion of the Restoration Retainage.
     (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than twice every calendar month.
     (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in Lender’s reasonable determination, be sufficient to pay in full the balance of the costs that are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Grantor shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Subsection 4.4(b) shall constitute additional security for the obligations.
     (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Subsection 4.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be promptly remitted by Lender to Grantor, provided no Event of Default shall have occurred and shall be continuing.
     (viii) All interest or other earnings on funds deposited in the Net Proceeds Account shall be solely for the account of Grantor.
     (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Grantor as excess Net Proceeds pursuant to Subsection 4.4(b)(vii) shall be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender shall deem proper or, at the discretion of Lender, the same shall be paid, either in whole or in part, to Grantor. If Lender shall receive and retain Net Proceeds, the lien of this Security Instrument shall be reduced only by the amount received and retained by Lender and actually applied by Lender in reduction of the Secured Obligations, and Prepayment Consideration shall only be required and payable solely in connection with such application where an Event of Default existed as of the date of such Casualty Loss and

Lender had accelerated the entire Debt evidenced by the Note and/or the Secured Obligations prior to the date of such Casualty Loss.
ARTICLE 5 — REPRESENTATIONS AND WARRANTIES
     Grantor represents and warrants to Lender that:
          SECTION 5.1. WARRANTY OF TITLE. Grantor has good, marketable and indefeasible title to the Property and has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer, and convey the same and that Grantor possesses an unencumbered fee simple absolute estate in the Land and the Improvements, and that it owns the Property free and clear of all liens, encumbrances and charges whatsoever except for: (a) the lien created by the Loan Documents; (b) those exceptions shown in the title insurance policy insuring the lien of this Security Instrument; and (c) liens, if any, for impositions imposed by any governmental or quasi-governmental authorities not yet due or delinquent (the “Permitted Exceptions”), none of which, individually or in the aggregate, materially (a) interfere with the benefits of the security intended to be provided by this Security Instrument, (b) affect the value or marketability of the Property, (c) impair the use or operation of the Property for the uses currently made thereof, or (d) impair Grantor’s ability to pay its obligations in a timely manner Grantor shall forever warrant, defend and preserve the title and the validity and priority of the lien of this Security Instrument and shall forever warrant and defend the same to Lender against the claims of all persons whomsoever.
          SECTION 5.2. AUTHORITY. Grantor (and the undersigned representative of Grantor, if any) has full power, authority and legal right to execute this Security Instrument, and to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms hereof and to keep and observe all of the terms of this Security Instrument on Grantor’s part to be performed.
          SECTION 5.3. LEGAL STATUS AND AUTHORITY. Grantor (a) is duly organized, validly existing and in good standing under the laws of its state of organization or incorporation; (b) is duly qualified to transact business and is in good standing in the State of Maryland; and (c) has all necessary approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Grantor now has and shall continue to have the full right, power and authority to lease the Property, to encumber the Property as provided herein and to perform all of the Secured Obligations.
          SECTION 5.4. VALIDITY OF DOCUMENTS. (a) The execution, delivery and performance of the Indemnity Guaranty, this Security Instrument and the Loan Documents executed by Grantor (i) are within the power and authority of Grantor; (ii) have been authorized by all requisite organizational action; (iii) have received all necessary approvals and consents, corporate, governmental or otherwise; (iv) will not violate, conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any provision of law, any order or judgment of any court or governmental authority, the articles of incorporation, by-laws, partnership or operating agreement, or other governing instrument of Grantor or any indenture, agreement or other instrument to which Grantor is a party or by which it or any of its assets or the Property is or may be bound or affected; (v) will not result in the creation or imposition of any lien, charge or encumbrance whatsoever upon any of its assets, except the lien and security interest created hereby; and (vi) will not require any authorization or license from, or any filing with, any governmental or other body (except for the recordation of this instrument in appropriate land records in the State where the Property is located and except for Uniform Commercial Code filings relating to the security interest created hereby), and (b) the Indemnity Guaranty, this Security Instrument and the Loan Documents executed by Grantor constitute the legal, valid and binding obligations of Grantor.
          SECTION 5.5. LITIGATION. To the best of Grantor’s knowledge, there is no action, suit or proceeding, judicial, administrative or otherwise (including any condemnation or similar proceeding), pending and there is no claim, suit or proceeding, or, to the best of Grantor’s knowledge, threatened or contemplated against Grantor, if any, or against or affecting the Property that (a) has not been disclosed to Lender, and has a material, adverse effect on the Property or Grantor’s ability to perform its obligations under the Secured Obligations or (b) is not adequately covered by insurance, each as reasonably determined by Lender.
          SECTION 5.6. STATUS OF PROPERTY.
     (a) No portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law, or, if any portion of the Improvements is now or at any time in the future located within any such area, Grantor has obtained and will maintain the insurance prescribed in Section 3.2 hereof.
     (b) To Grantor’s actual knowledge, Grantor has obtained all necessary certificates, licenses and other approvals, governmental and otherwise, necessary for the Property and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are in full force and effect as of the date hereof and not subject to revocation, suspension, forfeiture or modification.
     (c) To Grantor’s actual knowledge, the Property and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use and other similar laws.
     (d) The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service.
     (e) All public roads and streets necessary for service of and access to the Property for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.
     (f) The Property is free from damage caused by fire or other casualty.

     (g) All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full; subject to ongoing payments for any tenant improvements currently being made to the building interior in accordance with the HGSI Lease, which shall be fully paid when completed.
     (h) Grantor has paid in full for, and is the owner of, all furnishings, fixtures and equipment (other than tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby.
     (i) To Grantor’s actual knowledge, all liquid and solid waste disposal, septic and sewer systems located on the Property are in a good and safe condition and repair and in compliance with all Applicable Laws.
     (j) All security deposits relating to the Leases reflected on the certified rent roll delivered to Lender have been collected by Grantor except as noted on the certified rent roll.
     (k) Grantor has received no written notice of an actual or threatened condemnation or eminent domain proceeding by any public or quasi-public authority.
     (l) All the Improvements lie within the boundaries of the Property.
          SECTION 5.7. NO FOREIGN PERSON. Grantor is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.
          SECTION 5.8. SEPARATE TAX LOT. The Property is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.
          SECTION 5.9. ERISA COMPLIANCE.
     (a) As of the date hereof and throughout the term of this Security Instrument, (i) Grantor is not and will not be an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, and (ii) the assets of Grantor do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA; and
     (b) As of the date hereof and throughout the term of this Security Instrument, (i) Grantor is not and will not be a “governmental plan” within the meaning of Section 3(3) of ERISA, and (ii) transactions by or with Grantor are not and will not be subject to state statutes applicable to Grantor regulating investments of and fiduciary obligations with respect to governmental plans.
          SECTION 5.10. LEASES. Except as disclosed in the rent roll for the Property delivered to and reasonably approved by Lender, if any, (a) Grantor is the sole owner of the entire lessor’s interest in the Leases; (b) the Leases are valid and enforceable; (c) the current terms of the Leases including all effective alterations, modifications and amendments to the Leases are reflected in the certified rent roll delivered to and approved by Lender; (d) none of the Rents reserved in the Leases have been assigned or otherwise pledged or hypothecated (except to Lender); (e) none of the Rents have been collected for more than one (1) month in advance (except a security deposit shall not be deemed rent collected in advance); (f) the premises demised under the Leases have been completed (other than with respect to the Future Development Parcel and tenant improvements that are being constructed in accordance with the HGSI Lease) and the tenants under the Leases have accepted the same and have taken possession of the same on a rent-paying basis; (g) there exist no offsets or defenses to the payment of any portion of the Rents; (h) Grantor has received no written notice from any tenant challenging the validity or enforceability of any Lease; (i) there are no agreements with the tenants under the Leases other than expressly set forth in each Lease; (j) the Leases are valid and enforceable against Grantor and the tenants set forth therein; (k) except for the HGSI Option Agreement and the University of Maryland Option, no Lease contains an option to purchase, right of first refusal to purchase, or any other similar provision; (l) no person or entity has any possessory interest in, or right to occupy, the Property except under and pursuant to a Lease; (m) each Lease is subordinate to this Security Instrument, either pursuant to its terms or a recorded subordination agreement (other than the University of Maryland Option and the Right of Entry Agreement); (n) no Lease has the benefit of a non-disturbance agreement that would be considered unacceptable to prudent institutional lenders; provided that the non-disturbance agreements executed by HGSI and Ground Lessee delivered to Lender in connection with the execution of this Security Instrument are acceptable (other than the University of Maryland Option and the Right of Entry Agreement); and (o) no brokerage commissions or finders fees are due and payable regarding any Lease.
          SECTION 5.11. FINANCIAL CONDITION; NO PRIOR BANKRUPTCY. Grantor is solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Grantor has been initiated, and it has received reasonably equivalent value for the granting of this Security Instrument.
          SECTION 5.12. TAXES. Grantor has filed, or timely obtained extensions for the filing of, all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them except for Grantor’s tax returns which are currently on extension. Grantor knows of no basis for any additional assessment in respect of any such taxes and related liabilities for prior years.
          SECTION 5.13. MAILING ADDRESS. Grantor’s mailing address, as set forth in the opening paragraph hereof or as changed in accordance with Article 16, is true and correct.
          SECTION 5.14. NO CHANGE IN FACTS OR CIRCUMSTANCES. All information in the application for the loan submitted to Lender (the “Loan Application”) and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan Application or in satisfaction of the terms thereof, are accurate, complete and correct in all material respects. There has been no adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading.
          SECTION 5.15. DISCLOSURE. Grantor has disclosed to Lender all material facts and has not failed to disclose any material fact of which Grantor has actual knowledge that could cause any representation or warranty made herein to be materially misleading.
          SECTION 5.16. REPRESENTATIONS. Each of the representations and the warranties made by Grantor herein or in any other Loan Document is true and correct in all material respects.
          SECTION 5.17. ILLEGAL ACTIVITY. No portion of the Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any criminal or other illegal activity and to the best of Grantor’s knowledge, there are no illegal activities or activities relating to controlled substances at the Property.
          SECTION 5.18. MANAGEMENT. The Property shall be managed by either (i) Grantor or, if reasonably approved by Lender, an affiliate of Grantor, for so long as Grantor or said affiliate of Grantor possesses sufficient experience in managing and operating commercial properties similar in size, scope, uses and value as the Property, as reasonably determined by Lender; or (ii) a professional property management company reasonably approved in writing by Lender. Management by an affiliate of Grantor or a professional property management company shall be pursuant to a written agreement reasonably approved by Lender. In no event shall any manager be removed or replaced, or shall the terms of any management agreement be modified or amended without the prior written consent of Lender, which consent shall not be unreasonably withheld. If (i) an Event of Default has occurred and is continuing, (ii) a default has occurred under any management contract then in effect that is not cured within any applicable grace or cure period, or (iii) any manager of the Property becomes bankrupt or insolvent, Lender shall have the right to immediately terminate, or to direct Grantor to immediately terminate, such manager, and to retain, or to direct Grantor to retain, a new manager approved by Lender. Lender’s approval of a replacement property manager shall not be unreasonably withheld provided the proposed property manager is a Qualifying Manager (as hereinafter defined). As used herein, “Qualifying Manager” means a reputable and experienced management organization reasonably satisfactory to Lender, which organization or its principals possess at least seven (7) years experience in managing commercial properties similar in size, scope, use and value of the Property and which, on the date Lender determines whether such management organization is a Qualifying Manager, (i) manages a quantity of square footage reasonably acceptable to Lender of the same property type as the Property, and (ii) upon Lender’s request, obtains prior written confirmation from Standard & Poor’s Ratings Services, a Division of McGraw-Hill Companies, Inc., and, any other nationally recognized credit rating agency reasonably approved by Lender (each a “Rating Agency”) that management of the Property by such management organization will not cause a downgrading, withdrawal or qualification of the then current rating of the Securities issued in connection with any Securitization.
          SECTION 5.19. NON-CONSOLIDATION. If Lender has required the delivery of a substantive non-consolidation opinion by Grantor’s counsel in connection with the closing of the Secured Obligations, all of the assumptions made in such non-consolidation opinion letter and any subsequent non-consolidation opinion delivered in accordance with the terms and conditions of this Security Instrument, or the other Loan Documents, including any certificates or exhibits attached to such opinion (the “Non-Consolidation Opinion”), are true and correct in all material respects. Grantor has complied and will comply with all of the assumptions made with respect to it in the Non-Consolidation Opinion. Each entity other than Grantor with respect to which an assumption is made in the Non-Consolidation Opinion has complied and will continue to comply with all of the assumptions made with respect to it in the Non-Consolidation Opinion.
ARTICLE 6 — GUARANTOR/CREDITOR RELATIONSHIP
          SECTION 6.1. RELATIONSHIP OF GUARANTOR AND LENDER. The relationship between Grantor and Lender is solely that of guarantor and creditor, and Lender has no fiduciary or other special relationship with Grantor, and no term or condition of any of the Indemnity Guaranty, this Security Instrument or the Loan Documents shall be construed so as to deem the relationship between Grantor and Lender to be other than that of guarantor and creditor.
          SECTION 6.2. NO RELIANCE ON LENDER. The members, partners, principals or shareholders of Grantor, as applicable, are experienced in the ownership and operation of properties similar to the Property, and Grantor and Lender are relying solely upon such expertise in connection with the ownership and operation of the Property. Grantor is not relying on Lender’s expertise, business acumen or advice in connection with the Property.
          SECTION 6.3. NO LENDER OBLIGATIONS. Notwithstanding any provision of the Loan Documents, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, including any officer’s certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or the effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.
          SECTION 6.4. RELIANCE OF LENDER ON GRANTOR REPRESENTATIONS. Grantor recognizes and acknowledges that in accepting the Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth herein without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof; that the warranties and representations are a material inducement to Lender in accepting the Loan Documents executed by Grantor; and that Lender would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth herein.
ARTICLE 7 — FURTHER ASSURANCES

          SECTION 7.1. RECORDING OF SECURITY INSTRUMENT, ETC. Grantor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, shall cause this Security Instrument and any of the Loan Documents to which Grantor is a party creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Grantor shall pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Indemnity Guaranty, this Security Instrument, the Loan Documents to which Grantor is a party, any mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.
          SECTION 7.2. FURTHER ACTS, ETC. Grantor shall, at the cost of Grantor, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Grantor may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument, including promptly notifying Lender of any commercial tort claim in which Grantor has an interest and executing any documentation required by Lender to create and perfect any security interest in such commercial tort claim, or for filing, registering or recording this Security Instrument, or for complying with all Applicable Laws. Grantor, on demand, shall execute and deliver and hereby authorizes Lender to execute in the name of Grantor, or without the signature of Grantor to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Lender in the Property. Grantor grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 7.2 or Section 7.1 during the continuance of an Event of Default.
          SECTION 7.3. CHANGES IN TAX, DEBT CREDIT AND DOCUMENTARY STAMP LAWS.
     (a) If any law is enacted or adopted or amended after the date of this Security Instrument that deducts the amount of the Secured Obligations from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Secured Obligations or Lender’s interest in the Property, Grantor shall pay the tax, with interest and penalties thereon, if any. If Lender is advised by its counsel that the payment of tax by Grantor would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then Lender shall have the option to declare the Secured Obligations immediately due and payable (a “Tax Change Acceleration”) by giving Grantor not less than ninety (90) days’ written notice of such Tax Change Acceleration. No Prepayment Consideration shall be payable solely in connection with a Tax Change Acceleration.
     (b) Neither Borrower nor Grantor shall claim or demand or be entitled to any credit or credits on account of the Secured Obligations for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Secured Obligations. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than ninety (90) days, to declare the Secured Obligations immediately due and payable.
     (c) If at any time the United States of America, any State thereof or any subdivision of any such State or other governmental authorities shall require revenue or other stamps to be affixed to the Indemnity Guaranty, this Security Instrument, or any of the Loan Documents or impose any other tax or charge on the same, Grantor (or Borrower, as applicable) shall pay for the same, with interest and penalties thereon, if any.
          SECTION 7.4. ESTOPPEL CERTIFICATES.
     (a) Within ten days after any request by Lender, Grantor shall furnish Lender or any proposed assignee of the Secured Obligations with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Secured Obligations, (ii) the unpaid principal amount of the Secured Obligations, (iii) the rate of interest of the Secured Obligations, (iv) the terms of payment and Maturity Date, (v) the date installments of interest and/or principal were last paid, (vi) that, except as provided in such statement, there are no Events of Default under this Security Instrument or any of the other Loan Documents to which Grantor is a party, (vii) that the Loan Documents to which Grantor is a party are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification, (viii) whether any offsets or defenses exist against the obligations secured hereby and, if any are alleged to exist, a detailed description thereof, (ix) that all Leases are in full force and effect and (provided the Property is not a residential multifamily property) have not been modified (or if modified, setting forth all modifications), (x) the date to which the Rents thereunder have been paid pursuant to the Leases, (xi) whether or not, to the best knowledge of Grantor, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth the specific nature of all such defaults, (xii) the amount of security deposits held by Grantor under each Lease and that such amounts are consistent with the amounts required under each Lease, and (xiii) as to any other matters reasonably requested by Lender and reasonably related to the Leases, the obligations secured hereby, the Property or this Security Instrument.

     (b) Within fifteen (15) days after any request by Lender, Grantor shall furnish Lender with duly executed estoppel certificates from any one or more lessees as required by Lender attesting to such facts regarding any Lease as Lender, may reasonably require, including attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the lessee claims no defense or offset against the full and timely performance of its obligations under the Lease. Notwithstanding the foregoing, if the terms of any Lease do not require the lessee to deliver an estoppel certificate upon request, Grantor agrees that it shall use its commercially reasonable best efforts to deliver to Lender, promptly upon request, such an estoppel certificate with respect to such Lease. In the case of estoppel certificates regarding the HGSI Lease, such estoppel certificates shall be in the same form as submitted to Lender in connection with the execution of this Security Instrument.
          SECTION 7.5. REPLACEMENT DOCUMENTS. Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Indemnity Guaranty, or any Loan Document to which Grantor is a party that is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Indemnity Guaranty or Loan Document, Grantor shall issue or shall cause in lieu thereof, a replacement Indemnity Guaranty or Loan Document, dated the date of such lost, stolen, destroyed or mutilated Indemnity Guaranty, or Loan Document in the same principal amount thereof and otherwise of like tenor.
          SECTION 7.6. AMENDED FINANCING STATEMENTS. Grantor hereby authorizes Lender to file or caused to be filed any financing statement or financing statement change that Lender deems reasonably necessary or desirable to establish or maintain the validity, perfection and priority of the security interest granted herein.
ARTICLE 8 — DUE ON SALE/ENCUMBRANCE/CHANGE IN GRANTOR
          SECTION 8.1. NO SALE/ENCUMBRANCE/CHANGE OF OWNERSHIP WITHOUT CONSENT.
     (a) Except as otherwise expressly provided in this Security Instrument, Grantor shall not cause or permit any of the following (each a “Prohibited Transfer”) to occur without the prior written consent of Lender in each instance: the voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest (each a “Sale or Encumbrance”) of (1) the Property (provided that (a) the Option Agreement dated May 1, 2006 with HGSI (the “HGSI Option Agreement”) shall not be deemed a Prohibited Transfer, provided, however, the conveyance of any portion of the Property pursuant thereto, shall be a Prohibited Transfer which shall require Lender’s prior consent, (b) the conveyance of a portion of the Future Development Parcel (the “University Parcel”) to the University of Maryland or its affiliate or assignee pursuant to the option contained in that certain Real Estate Contract by and between Travilah Park Development Corporation and Grantor (as successor in interest to HGSI) dated as of May

8, 2001 (the “University of Maryland Option”), shall not be deemed a Prohibited Transfer, and (c) the conveyance of the Future Development Parcel to one of Grantor’s affiliates pursuant to Section 2 of Exhibit C, shall not be deemed a Prohibited Transfer), other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of Section 3.7, or (2) permit a Sale or Encumbrance of an interest in Grantor, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Grantor or any manager of Grantor (each a “Restricted Party”). A Prohibited Transfer shall include (i) an installment sales agreement wherein Grantor agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Grantor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Grantor’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Encumbrance of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Encumbrance of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member, non-member manager (or any member) or the Sale or Encumbrance of the membership interest of a managing member or any member or any profits or proceeds relating to such membership interest, or the Sale or Encumbrance of non-managing membership interests or the creation or issuance of new non-managing membership interests, (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Encumbrance of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of any manager (including any manager in which Grantor has, directly or indirectly, any legal, beneficial or economic interest other than in accordance with Section 5.18). Notwithstanding the foregoing, in no event shall this Section 8.1 restrict the sale, encumbrance or other transfer of the Future Development Parcel from and after the Release, and in no event shall a Release effected pursuant to Exhibit C be deemed a Prohibited Transfer or otherwise made subject to the provisions of this Article 8.
     (b) Notwithstanding the provisions of Sections 8.1(a), each of the following shall not be deemed to be a Prohibited Transfer: (1) any merger or consolidation of BioMed Realty Trust, Inc. (the “REIT”) or Sale or Encumbrance of securities of the REIT, so long as BioMed Realty, L.P.’s (the “Partnership”) sole general partner continues to be the REIT; (2) any merger or consolidation of the Partnership or Sale or Encumbrance of the REIT’s partnership interests in the Partnership, so long as the REIT’s stockholders have approved of such merger, consolidation or Sale or Encumbrance in accordance with the laws of the State of organization of the REIT; (3) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; and (4) any Sale or Encumbrance, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock or membership interests (as the case may be) in a Restricted Party, provided, however: (i) BMR-Shady

Grove Holdings LLC shall at all times own 100% of the membership interests in Grantor and the Partnership shall own 100% of BMR-Shady Grove Holdings LLC, and (ii) no such transfers shall result in a change in “Control” in the Restricted Party. For the purpose of this Article 8, “Control” shall mean the power to direct the management and policies of a Restricted Party, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.
          SECTION 8.2. CONDITIONS TO LENDER’S CONSENT.
     (a) Without limiting Lender’s discretion to approve or disapprove any request from Grantor for the approval of a Prohibited Transfer, Lender shall condition its consent to any approval of a Prohibited Transfer upon the satisfaction of the following minimum conditions:
     (i) Lender has received Grantor’s written request for the transfer;
     (ii) no Event of Default has occurred and is continuing;
     (iii) Grantor has paid a deposit in the amount of $5,000 (the “Application Deposit.”) The Application Deposit shall be applied towards the legal fees and expenses incurred by Lender in connection with such request for a transfer;
     (iv) Lender has reasonably determined that the credit check, and UCC, bankruptcy, judgment and litigation searches with respect to the proposed new owner/assignee (the “New Grantor”) and the new borrower (the “New Borrower”) are acceptable; provided, however, the requirements of this Section 8.2(iv) shall not apply to an entity which is owned by BioMed Realty, L.P. whether through one or more entities;
     (v) Lender has reasonably determined that the Property has suffered no material deterioration of its financial condition, cash flow, operating income, physical condition, management and operation;
     (vi) Grantor remits to Lender a fee (the “Transfer Fee”) in the amount of twenty-five basis points (.25%) of the outstanding principal balance of the Secured Obligations as of the date such transfer is consummated for the first Prohibited Transfer and fifty basis points (.50%) of the outstanding principal of the Secured Obligations as of the date of a second Prohibited Transfer; provided that no Transfer Fee shall be due in connection with a Prohibited Transfer approved under this Section 8.2 to an entity which is owned by BioMed Realty, L.P. whether through one or more entities provided that all of the other requirements of this Section 8.2 must be satisfied;
     (vii) New Grantor and New Borrower have executed and delivered such documentation and agreements evidencing the transfer and, the assumption of the Indemnity Guaranty, the Secured Obligations and the Loan Documents to which Grantor is a party, and with respect to the New Borrower, the assumption of the

Debt and the Loan Documents to which Borrower is a party, as may be required by Lender, including a release of Lender, its officers, directors, employees and agents, from all claims and liability relating to the transactions evidenced by the Loan Documents through and including the date of the closing of the transfer, and an indemnification with respect thereto. All such documentation shall be in form and substance reasonably satisfactory to Lender;
     (viii) A person or entity associated with New Grantor approved by Lender in its reasonable discretion (a “New Guarantor”) agrees to be liable for the obligations of the current guarantor or indemnitor under the Key Principal Guaranty, the Indemnity Agreement and the Environmental Indemnity Agreement by executing a new guaranty, indemnity agreement and environmental indemnity agreement in substantially similar form to any such existing agreements, Lender shall release Grantor from its obligations arising under the Loan Documents on and after the date of such new guaranty, indemnity agreement, and environmental indemnity agreement, and any current guarantor from its obligations under any guaranty or environmental indemnity agreement as to acts or events or omissions occurring or obligations arising after the date of the assumption, provided however such release shall not apply to any acts or events or omissions which occurred prior to the date of the assumption of the Secured Obligations, whether or not the effects of or damages from such acts or events or omissions are apparent or ascertainable as of the date of such assumption;
     (ix) Lender has reasonably determined that New Grantor is in compliance with the covenants set forth in this Security Instrument, including the covenants in Section 4.3 hereof and the New Borrower is in compliance with the special purpose entity covenants in the Borrower’s Certificate and Agreement;
     (x) Grantor has delivered to Lender, without any cost or expense to Lender, such endorsements to Lender’s title insurance policy, hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary, all in form and substance reasonably satisfactory to Lender, including an endorsement or endorsements to the title insurance policy insuring the lien of this Security Instrument, extending the effective date of such policy to the date of execution and delivery (or, if later, of recording) of the assumption agreement, with no additional exceptions added to such policy other than those which have been previously approved by Lender in its reasonable discretion and insuring that fee simple title to the Property is vested in the New Grantor;
     (xi) New Grantor, New Guarantor and New Borrower have furnished, all documents evidencing each such party’s capacity and good standing, and the qualification of the signers to execute any assumption or other agreement, which papers shall include certified copies of all documents relating to the organization and formation of New Grantor, New Guarantor and New Borrower and the entities, which are partners or members, as applicable, of New Grantor, New Guarantor, and New Borrower;

     (xii) Grantor has reimbursed Lender for all reasonable costs and expenses incurred by Lender in connection with such transfer (including but not limited to title and UCC searches, credit checks and reasonable attorney’s fees), whether or not any requested transfer is approved or consummated; and
     (xiii) New Grantor, New Guarantor, and New Borrower have delivered or caused to be delivered such other documents and instruments, including legal opinions, as Lender shall reasonably require, including, if required by any pooling and servicing agreement following a securitization or otherwise deemed necessary or desirable by Lender, the prior written confirmation by each applicable Rating Agency of the proposed transfer.
     (b) All reasonable expenses incurred by Lender shall be payable by Grantor whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Secured Obligations immediately due and payable upon a Prohibited Transfer which requires Lender’s prior written consent. This provision shall apply to every Prohibited Transfer under Section 8.2, whether or not Lender has consented to any previous Prohibited Transfer.
ARTICLE 9 — PREPAYMENT; DEFEASANCE
     The Debt may be prepaid or defeased only in accordance with the terms of the Note. If Borrower has the right to prepay the Loan pursuant to the terms of the Note, Lender shall only be obligated to release the lien of this Security Instrument if the Secured Obligations have been paid in full, including the payment of any Prepayment Consideration, and the Indemnity Guaranty has been canceled in its entirety. If Grantor has the right to cause the Property to be released from the lien of the Security Instrument and the other Loan Documents pursuant to a Defeasance, Lender shall only be obligated to release the lien of this Security Instrument if the Defeasance has been consummated in accordance with the terms of the Note and the Secured Obligations have been paid in full.
ARTICLE 10 — DEFAULT
          SECTION 10.1. EVENTS OF DEFAULT. Grantor acknowledges that Lender has relied upon all of the terms, covenants or conditions of the Indemnity Guaranty, this Security Instrument and the other Loan Documents in making the Loan to Borrower and in accepting the Indemnity Guaranty, and that the breach of or default in any such term, covenant and condition may result in the acceleration of the Secured Obligations and the exercise of Lender’s remedies hereunder and under the other Loan Documents. The occurrence of any one or more of the following events shall constitute an “Event of Default” under the Indemnity Guaranty, this Security Instrument and each of the other Loan Documents:
     (a) Except for costs and expenses referenced in Section 10.1(b), Grantor fails to make the full and punctual payment when due under the Indemnity Agreement, this Security Instrument or any other Loan Document executed by Grantor, in each instance within five (5) days after the date on which such payment is due;

     (b) Grantor fails to make full and punctual payment of any cost and expenses due hereunder or under the Indemnity Guaranty or any other Loan Document executed by Grantor (other than any payment described in subclauses (a), which failure is not cured on or before the fifth (5th) day after Lender’s written notice that such payment is required);
     (c) Grantor fails to make or cause to be made, the full and punctual payment of Taxes as required hereby;
     (d) Grantor fails to make or cause to be made, the full and punctual payment of Other Charges as required hereby, which failure is not cured on or before the tenth (10th) day on which such payment is due;
     (e) Grantor fails to keep the Policies in full force and effect, or fails within five (5) Business Days after notice to promptly deliver copies thereof to Lender upon request;
     (f) if Grantor violates Section 4.3, or a Prohibited Transfer occurs in violation of the provisions of Article 8;
     (g) if any representation or warranty of Grantor in any guaranty or in any certificate, report, financial statement or other instrument or document prepared by or on behalf of Grantor and furnished to Lender shall have been false or misleading in any material respect when made, provided no Event of Default shall occur pursuant hereto if within thirty (30) days of the date in which Grantor receives notice of such false or misleading statement, Grantor shall eliminate or otherwise address to the satisfaction of Lender any material adverse effects relating to such false or misleading statement;
     (h) if (i) Grantor shall make an assignment for the benefit of creditors or Grantor is not paying its debts as and when the same become due; Grantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Grantor shall make an assignment for the benefit of its creditors; or (ii) there shall be commenced against Grantor, any case, proceeding or other action of a nature referred to in clause (i) above which is not dismissed or stayed within sixty (60) days; or (iii) there shall be commenced against Grantor, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which is not dismissed or stayed within sixty (60) days; or (iv) Grantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Grantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

     (i) any exercise by the holder of any other deed of trust or security agreement covering any part of the Property whether it be superior or junior in priority to this Security Instrument (it not being implied by this clause that any such encumbrance will be permitted);
     (j) the Property becomes subject to any mechanic’s, materialman’s or other lien (other than a lien for local real estate taxes and assessments not then due and payable), and such lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) calendar days, such thirty (30) day period shall be extended for so long as it shall be required for Grantor in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days;
     (k) the occurrence of an Event of Default under the Indemnity Guaranty or any other Loan Document to which Grantor is a party (as “Event of Default” is defined in such Loan Document);
     (l) if a Non-Consolidation Opinion was required in connection with the Loan, any of the assumptions contained in the non-consolidation opinion were not true and correct as of the date of such opinion; or
     (m) any breach or default hereunder by Grantor (including breach of or default under any covenant herein), other than a default or breach set forth in any of Sections 10.1(a) through (k), if such breach or default is not cured within thirty (30) days after written notice from Lender to Grantor (provided that Grantor shall not be entitled to a cure period hereunder if such breach or default is not capable of being cured), provided however that (i) if such breach or default cannot reasonably be cured within such thirty (30) day period (including on account of cure periods afforded tenants under any Lease), and (ii) Grantor is diligently and expeditiously proceeding to cure the same, such thirty (30) day period shall be extended for so long as it shall require Grantor in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of one hundred twenty (120) days, unless, only in the case of cures that require construction or remedial work, such cure cannot with diligence be completed within such one hundred twenty (120) day period, in which case such period shall be extended for an additional one hundred twenty (120) days or such longer period as Lender shall reasonably determine.
ARTICLE 11 — RIGHTS AND REMEDIES
          SECTION 11.1. REMEDIES. Upon the occurrence and during the continuance of any Event of Default, Grantor agrees that Lender may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Grantor and in and to the Property, including the following actions, each of which may be pursued concurrently or otherwise, without notice or demand, at such time and in such order as Lender may determine, without impairing or otherwise affecting the other rights and remedies of Lender:

     (a) declare the entire unpaid Secured Obligations secured by the Indemnity Guaranty and this Security Instrument to be immediately due and payable;
     (b) institute proceedings, judicial or otherwise, for the complete foreclosure of this Security Instrument under any applicable provision of law in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;
     (c) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for Secured Obligations then due and payable, but such proceeding shall not affect the continuing lien and security interest of this Security Instrument for the balance of the Secured Obligations not then due, which shall remain unimpaired and without loss of priority;
     (d) sell for cash or upon credit the Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;
     (e) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Indemnity Guaranty, this Security Instrument or in the Loan Documents;
     (f) recover judgment on the Indemnity Guaranty either before, during or after any proceedings for the enforcement of this Security Instrument or the Loan Documents;
     (g) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property on an ex parte basis (any required notice of such appointment or any proceeding to appoint the same being hereby expressly waived) and without regard for the adequacy of the security for the Indemnity Guaranty and this Security Instrument and without regard for the solvency of Grantor or of any person, firm or other entity liable for the payment of the Indemnity Guaranty and this Security Instrument or any other Secured Obligations;
     (h) subject to any applicable law, the license granted to Grantor under Section 1.2 shall automatically be revoked and Lender may enter into or upon the Property (subject to any rights of tenants under the Leases and the rights of the University of Maryland under the Right of Entry Agreement dated October 14, 2005, as amended by that certain Amendment to Right of Entry Agreement dated as of November 17, 2005 by and between the University of Maryland and Traville LLC (as amended, the “Right of Entry Agreement”)), either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Grantor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Grantor agrees to surrender possession of the Property and of such books, records and accounts to

Lender upon demand, and thereupon Lender may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Lender deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Grantor with respect to the Property, whether in the name of Grantor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Grantor to pay monthly in advance to Lender, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Grantor; (vi) require Grantor to vacate and surrender possession of the Property to Lender or to such receiver and, in default thereof, Grantor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Secured Obligations, in such order, priority and proportions as Lender shall deem appropriate after deducting therefrom all expenses (including attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;
     (i) exercise any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including (i) the right to take possession of the Personal Property or any part thereof, and to take such other measures as Lender may deem necessary for the care, protection and preservation of the Personal Property, and (ii) request Grantor at its expense to assemble the Personal Property and make it available to Lender at a convenient place acceptable to Lender. Any notice of sale, disposition or other intended action by Lender with respect to the Personal Property sent to Grantor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute reasonable notice to Grantor;
     (j) apply any sums then deposited in the Impound Account and any other sums held in escrow or otherwise by Lender in accordance with the terms of this Security Instrument or any Loan Document to which Grantor is a party to the payment of the following items in any order that Lender may determine:
     (i) Taxes and Other Charges;
     (ii) Insurance Premiums;
     (iii) Interest on the unpaid principal balance of the Secured Obligations;
     (iv) amortization of the unpaid principal balance of the Secured Obligations; and all other sums payable pursuant to the Indemnity Guaranty, this Security Instrument and the Loan Documents to which Grantor is a party, including advances made by Lender pursuant to the terms of this Security Instrument;

     (k) surrender the Policies maintained pursuant to Article 3 hereof, collect the unearned Insurance Premiums and apply such sums as a credit to the Secured Obligations in such priority and proportion as Lender shall deem proper, and in connection therewith, Grantor hereby appoints Lender as agent and attorney-in-fact (which is coupled with an interest and is therefore irrevocable) for Grantor to collect such Insurance Premiums;
     (l) apply the undisbursed balance of any Net Proceeds or any Net Proceeds Deficiency deposit, together with interest thereon, to the payment of the Secured Obligations in such order, priority and proportions as Lender shall deem to be appropriate in its discretion;
     (m) prohibit Grantor and anyone claiming for or through Grantor from making use of or withdrawing any sums from any lockbox, escrow or similar account; or
     (n) pursue such other remedies as Lender may have under any of the Loan Documents or applicable law.
     Grantor agrees that if Lender accelerates the whole or any part of the principal sum evidenced by the Note and/or guaranteed by the Indemnity Guaranty after the occurrence and during the continuance of an Event of Default, or applies any proceeds as if such application had been made as a result of such acceleration pursuant to the provisions hereof, then unless and until Lender subsequently waives such Event of Default in writing or unless such reinstatement is required by applicable law, Grantor waives any right to prepay the principal sum guaranteed by the Indemnity Guaranty in whole or in part without premium.
     Grantor, in accordance with the provisions of the General Laws of the State of Maryland, the Maryland Rules of Procedure, or any other general or local laws of the State of Maryland relating to mortgages and deeds of trusts, including any amendments, supplements, or additions thereto, does hereby: (1) declare its assent to the passing of a decree for the sale of the Property at any time after the recording of this Security Instrument, such sale to take place after the occurrence and during the continuance of an Event of Default, as herein provided; (2) authorize the Trustees or its duly authorized attorney, after any such default shall have occurred, to sell the Property. Such sale may be of the Property as a whole and it shall not be the duty of the party selling to sell the same in parts or in lots but such party may do so. The sale shall be made after publishing notice of time, place and terms of sale at least once a week for three (3) successive weeks, the first publication shall be given not less than 15 days prior to sale and the last publication not more than one (1) week prior to sale, in a newspaper of general circulation in the county where the foreclosure action is pending. The party selling shall also give such other notice as required by law and as he may deem expedient; and the terms of the sale may be all cash on ratification of the sale or such other terms as the party selling may deem expedient.
     Trustee may postpone such sale from time to time by giving notice of such postponement in the same manner in which any original notice of sale was given or by an announcement or proclamation made to the persons assembled at the time and place previously appointed and noticed for such sale or postponed sale, and on the date of such sale or the date to which such sale may have been postponed Trustee may sell the Property to the highest bidder. Lender or its agents may bid and purchase at such sale. Trustee in conducting said sale may act either in person or through the agency of an auctioneer and may establish as one of the conditions of such sale that all bids and payments for said Property be made in cash. In addition to the foregoing, the Trustee is hereby authorized to disclose in any public notice of sale that such sale of the Property shall be made subject to one or more of the tenancies entered into subsequent to the recording of this Security Instrument, or otherwise subordinated thereto, in accordance with the provisions of Section 7 — 105(f)(2) of the Real Property Article of the Maryland Code, as may be amended from time to time.
     Upon such sale, Trustee shall make, execute, and after due payment is made, deliver to the purchaser or purchasers a deed or deeds for the Security Instrument or part thereof sold. On any sale of the Property hereunder, whether under the above assent to a decree or under the above power of sale or otherwise, the proceeds of sale shall be applied as follows: first to the payment of all expenses incident to the sale, including attorneys’ fees and costs rendered to the Trustee in connection with its duties hereunder and any commission due any auctioneer which calls the sale (not to exceed the maximum amount permitted by law or rule); and also a commission to the party making the sale equal to the lesser of (i) 2.5% of the successful bid amount, or (ii) the commission allowed Trustees for making sales of property under a decree of court of equity in the State of Maryland; second, to the payment of all claims of Lender hereunder, whether the same shall have been matured or not including interest thereon until final ratification of the auditor’s report; and third, the balance, if any, to Grantor. It is agreed that half of the above commissions and all of the above costs and expenses shall be paid by Grantor in the event the mortgage debt is paid in full after any advertisement of the Property but before any sale thereof.
     In the event of such a sale of the Property or any part thereof and the execution of a deed or deeds therefor under these trusts, any recital therein of the occurrence of an Event of Default or of the giving or recording of any notice or demand by Trustee or Lender regarding such sale shall be conclusive proof thereof, and the receipt of the purchase money recited therein shall fully discharge the purchaser from any obligation for the proper application of the proceeds of sale in accordance with these trusts.
     In the event of a sale, by foreclosure, power of sale, or otherwise, of less than all of the Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority. Notwithstanding the provisions of this Section 11.1 to the contrary, if any Event of Default as described in Subsection 10.1(h)(i) or (ii) shall occur, the entire unpaid indebtedness secured by the Indemnity Guaranty and Grantor’s obligations under this Security Instrument and the other Loan Documents shall be automatically due and payable, without any further notice, demand or other action by Lender.
          SECTION 11.2. APPLICATION OF PROCEEDS IN CONNECTION WITH EXERCISE OF RIGHTS AND REMEDIES. The purchase money proceeds and avails of any disposition of the Property, or any part thereof, or any other sums collected by Lender pursuant to the Indemnity Guaranty, this Security Instrument or the Loan Documents, may be applied by Lender to the payment of the Secured Obligations in such priority and proportions as Lender in its discretion shall deem proper.

          SECTION 11.3. LENDER RIGHT TO CURE DEFAULTS. Upon the occurrence of any Event of Default, and while such Event of Default is continuing Lender may, but without any obligation to do so and without notice to or demand on Grantor and without releasing Grantor from any obligation hereunder, cure the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Subject to any rights of tenants under the Leases and the rights of the University of Maryland under the Right of Entry Agreement, Lender is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Secured Obligations, and the cost and expense thereof (including reasonable attorneys’ fees to the extent permitted by law), with interest as provided in this Section 11.3, shall constitute a portion of the indebtedness secured by the Indemnity Guaranty and Grantor’s obligations under this Security Instrument and the other Loan Documents and shall be due and payable to Lender upon demand. All such costs and expenses incurred by Lender in remedying such Event of Default or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate, for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender. All such costs and expenses incurred by Lender together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Secured Obligations and shall be immediately due and payable upon demand by Lender therefor.
          SECTION 11.4. ACTIONS AND PROCEEDINGS. After the occurrence and during the continuance of an Event of Default, Lender has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Grantor, that Lender, in its discretion, decides should be brought to protect its interest in the Property.
          SECTION 11.5. RECOVERY OF SUMS REQUIRED TO BE PAID. Lender shall have the right from time to time to take action to recover any sum or sums that constitute a part of the Secured Obligations as the same become due, without regard to whether or not the balance of the Secured Obligations shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Grantor existing at the time such earlier action was commenced.
          SECTION 11.6. EXAMINATION OF BOOKS AND RECORDS. Lender, its agents, accountants and attorneys shall have the right upon prior written notice to examine the records, books, management and other papers Borrower or Grantor which reflect upon their financial condition, at the Property or at the office where the books and records are located. Lender and its agents shall have the right upon notice to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Grantor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office where the books and records are located. Unless an Event of Default shall have occurred and be continuing, Lender shall exercise its rights under this Section 11.6 once per calendar year.
          SECTION 11.7. OTHER RIGHTS, ETC.

     (a) The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Grantor shall not be relieved of Grantor’s obligations hereunder by reason of (i) the failure of Lender to comply with any request of Grantor to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Indemnity Guaranty or the Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Secured Obligations or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Secured Obligations.
     (b) It is agreed that the risk of loss or damage to the Property is on Grantor, and Lender shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Lender shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or collateral not in Lender’s possession.
     (c) Lender may resort for the payment of the Secured Obligations to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Secured Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Security Instrument. The rights of Lender under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.
          SECTION 11.8. LENDER RIGHT TO RELEASE. Lender may release any portion of the Property or any portion of the Secured Obligations for such consideration as Lender may require without, as to the remainder of the Property or the Secured Obligations, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Lender for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Lender may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.
          SECTION 11.9. RIGHT OF ENTRY. Subject to the right of tenants under Leases and the rights of the University of Maryland under the Right of Entry Agreement, Lender and its agents shall have the right upon prior written notice to enter and inspect the Property at all reasonable times upon notice to Grantor.
          SECTION 11.10. RIGHTS PERTAINING TO SALES. The following provisions shall, to the extent permitted by law, apply to any sale or sales of all or any portion of the Property under or by virtue of this Security Instrument, whether under any power of sale herein granted or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale:
     (a) Trustee (for purposes of this Subsection 11.10 only, the term “Trustee” shall be interpreted to include any public officer or other person having the responsibility to conduct any sale of all or part of the Property pursuant to this Security Instrument) may conduct any number of sales from time to time. The power of sale shall not be exhausted by any one or more of such sales as to any part of the Property that has not been sold or by any sale that is not completed or is defective until the Secured Obligations have been paid in full.
     (b) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale, and such sale may be completed at the time and place so announced without further notice.
     (c) Lender is hereby appointed the true and lawful attorney-in-fact of Grantor, which appointment is irrevocable and shall be deemed to be coupled with an interest, in Grantor’s name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Property and rights so sold, and for that purpose Lender may execute all necessary instruments to accomplish the same, and may substitute one or more persons with like power, and Grantor hereby ratifies and confirms all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof. Nevertheless, Grantor, if requested by Lender, shall ratify and confirm any such sale or sales by executing and delivering to Lender or such purchaser or purchasers, as applicable, all such instruments as may be advisable, in Lender’s judgment, for the purposes designated in such request.
     (d) Any and all statements of fact or other recitals made in any of the instruments referred to in Subsection 11.10(c) given by Lender concerning nonpayment of the Secured Obligations, occurrence of any Event of Default, any declaration by Lender that all or any of the Secured Obligations is due and payable, any request to sell, any representation that notice of time, place and terms of sale and property or rights to be sold was duly given, or that any other act or thing was duly done by Lender, shall be taken as prima facie evidence of the truth of the facts so stated and recited absent manifest error.
     (e) The receipt by Trustee of the purchase money paid at any such sale, or the receipt of any other person authorized to give the same, shall be sufficient discharge therefor to any purchaser of any property or rights sold as aforesaid, and no purchaser, or its representatives, grantees or assigns, after paying such purchase price and receiving such receipt, shall be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Security Instrument or, in any manner whatsoever, be answerable for any loss, misapplication or non-application of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.
     (f) Any such sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Grantor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Grantor and any and all persons claiming or who may claim the same, or any part thereof, by, through or under Grantor to the fullest extent permitted by applicable law.
     (g) Upon any such sale or sales, Lender may bid for and acquire the Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Secured Obligations the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder and any other sums that Lender is authorized to charge to Grantor under the terms of the Indemnity Guaranty, this Security Instrument, or any other Loan Document to which Grantor is a party to the extent necessary to satisfy such bid.
     (h) If Grantor, or any person claiming by, through or under Grantor, shall transfer or refuse or fail to surrender possession of the Property after any sale thereof, then Grantor or such person shall be deemed a tenant at sufferance of the purchaser at such sale, subject to eviction by means of unlawful detainer proceedings or other appropriate proceedings, and to any other right or remedy available hereunder or under applicable law.
     (i) Upon any such sale, it shall not be necessary for Trustee, Lender or any public officer acting under execution or order of court to have present or constructively in its possession any or all of the Property.
     (j) In the event of any sale referred to in this Section 11.10, the entire Secured Obligations, if not previously due and payable, immediately thereupon shall, notwithstanding anything to the contrary in any other Loan Document, become due and payable.
     (k) This instrument shall be effective as a mortgage. If a sale hereunder shall be commenced by Trustee, Lender may, at any time before the sale of the Property, direct the Trustee to abandon the sale, and may institute suit for the collection of the Secured Obligations or part thereof and for the foreclosure of this Security Instrument. If Lender shall institute suit for the collection of the Secured Obligations part thereof, and for the foreclosure of this Security Instrument, Lender may at any time before the entry of final judgment in said suit dismiss the same (or part thereof) and direct the Trustee to sell the Property in accordance with the provisions of this Security Instrument. Lender may pursue its rights and remedies against any guarantor or other party liable for any of the obligations in such a suit for foreclosure or by separate suit, whether or not the Trustee is also pursuing a sale under the terms hereof.
          SECTION 11.11. RIGHT TO RELEASE INFORMATION. Following the occurrence and during the continuance of any Event of Default, Lender may forward to any broker, prospective purchaser of the Property or the Loan, or other person or entity all documents and information which Lender now has or may hereafter acquire relating to the Secured Obligations, Grantor, the Property and any other matter in connection with the Secured Obligations, whether furnished by Grantor or otherwise, as Lender determines necessary or desirable in connection with Lender’s rights under this Security Instrument. Grantor irrevocably waives any and all rights it may have to limit or prevent such disclosure, including any right of privacy or any claims arising therefrom.
ARTICLE 12 — INDEMNIFICATION
          SECTION 12.1. GENERAL INDEMNIFICATION. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminution in value, fines, penalties, charges, fees, expenses, judgments, awards, amounts paid in settlement, or punitive damages, of whatever kind or nature (including reasonable attorneys’ fees and other costs) (the “Losses”) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following (but excluding in each case Losses arising out of Indemnified Parties’ gross negligence or willful misconduct): (a) ownership, servicing or administration of this Security Instrument, the Property or any interest therein or the receipt of any Rents or other income or proceeds from the Property; (b) any amendment to, or restructuring of, the Secured Obligations, and the Indemnity Guaranty, this Security Instrument, or any other Loan Document to which Grantor is a party; (c) any and all lawful actions that may be taken by Lender in connection with the enforcement of the provisions of this Security Instrument or the Indemnity Guaranty or any other Loan Document to which Grantor is a party, whether or not suit is filed in connection with same, or in connection with Grantor and/or any member, partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (f) any failure on the part of Grantor to perform or be in compliance with any of the terms of this Security Instrument; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in material compliance with any Applicable Laws; (j) any and all claims and demands whatsoever that may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease or otherwise; (k) any and all claims or demands by any third parties; (l) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan secured by this Security Instrument; or (m) any misrepresentation made by Grantor in this Security Instrument or other Loan Document.
     Any amounts payable to Lender by reason of the application of this Article 12 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid, and be secured by the Indemnity Agreement and this Security Instrument. The obligations and liabilities of Grantor under this Article 12 shall survive any termination, satisfaction, or assignment of this Security Instrument and the exercise by Lender of any of its rights or remedies hereunder including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.
     As used in this Security Instrument, the term “Indemnified Parties” means Lender and any person or entity who is or will have been involved in the origination of this Loan, any person or entity who is or will have been involved in the servicing of this Loan (whether or not such person or entity has any ownership interest therein), any person or entity in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this Loan (including Investors or prospective Investors in the Securities (as such terms are defined in Section 19.1 hereof), as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in this Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, attorneys, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this loan or the Property, whether during the term of the Secured Obligations or as a part of or following a foreclosure of this Security Instrument and including any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business).
          SECTION 12.2. MORTGAGE AND/OR INTANGIBLE TAX. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument or the Indemnity Guaranty.
          SECTION 12.3. ERISA INDEMNIFICATION. Grantor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 4.2 or 5.9, except to the extent caused by the gross negligence or willful misconduct of Indemnified Parties.
          SECTION 12.4. DUTY TO DEFEND, ATTORNEYS’ FEES AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party, Grantor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding. Upon demand, Grantor shall pay or reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, accountants, financial advisors, engineers, environmental consultants, laboratories and other professionals in connection therewith.

ARTICLE 13 — WAIVERS
          SECTION 13.1. WAIVER OF COUNTERCLAIM. Grantor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Lender arising out of or in any way connected with this Security Instrument, the Indemnity Guaranty, any of the other Loan Documents executed by Grantor, or the Secured Obligations.
          SECTION 13.2. MARSHALLING AND OTHER MATTERS. Grantor hereby waives, to the extent permitted by law, the benefit of all homestead, appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of or in connection with any sale hereunder of the Property or any part thereof or any interest therein. Further, Grantor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Grantor, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by Applicable Law, and hereby waives any defense Grantor might assert or have by reason of Lender’s failure to make any tenant or lessee of the Property a party defendant in any foreclosure proceeding or action instituted by Lender.
          SECTION 13.3. WAIVER OF NOTICE. To the extent permitted by Applicable Law, Grantor shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Lender to Grantor and except with respect to matters for which Lender is required by Applicable Law to give notice, and Grantor hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Lender to Grantor.
          SECTION 13.4. WAIVER OF STATUTE OF LIMITATIONS. Grantor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Secured Obligations or performance of its other obligations under this Security Instrument.
          SECTION 13.5. WAIVER OF TRIAL BY JURY. GRANTOR AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE SECURED OBLIGATIONS, THE INDEMNITY GUARANTY, THIS SECURITY INSTRUMENT OR ANY OTHER LOAN DOCUMENT OR ANY ACTS OR OMISSIONS OF GRANTOR OR LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.
ARTICLE 14 — EXCULPATION
     To the extent of any conflict between the provisions of this Security Instrument and Section 20 of the Note, the provisions of Section 20 of the Note shall control.

ARTICLE 15 — NOTICES
          SECTION 15.1. NOTICES. Any notice required or permitted to be given hereunder must be in writing and given (a) by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; (b) by delivering the same in person to such party; (c) by transmitting a facsimile copy to the correct facsimile number of the intended recipient (with a second copy to be sent to the intended recipient by any other means permitted under this Section 15.1); or (d) by depositing the same into the custody of a nationally recognized overnight delivery service addressed to the party to be notified. In the event of mailing, notices shall be deemed effective three (3) days after posting; in the event of overnight delivery, notices shall be deemed effective on the next Business Day following deposit with the delivery service; in the event of personal service or facsimile transmissions, notices shall be deemed effective when delivered. For purposes of notice, the addresses of the parties shall be as set forth in the Preamble to this Security Instrument. A copy of any notice sent, transmitted or delivered to Lender shall also be delivered to Cynthia M. Hajost, Esq., Ballard Spahr Andrews & Ingersoll, LLP, 601 13th Street, Suite 1000 South, N.W., Washington, D.C. 20005, facsimile number: (202) 626-9007. From time to time, either party may designate another address than the address set forth in the Preamble by giving the other party no less than ten (10) days advance notice of such change of address in accordance with the notice provisions hereof.
     For purposes of this Subsection, “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the State in which the Land is located.
ARTICLE 16 — APPLICABLE LAW
          SECTION 16.1. CHOICE OF LAW/JURISDICTION AND VENUE. This Security Instrument shall be governed, construed, applied and enforced in accordance with the laws of the State of Maryland without regard to the conflicts of law provisions thereof (“Governing State”). Grantor and Lender hereby consent to personal jurisdiction in the Governing State. JURISDICTION AND VENUE OF ANY ACTION BROUGHT TO ENFORCE THIS SECURITY INSTRUMENT OR ANY OTHER LOAN DOCUMENT TO WHICH GRANTOR IS A PARTY OR ANY ACTION RELATING TO THE SECURED OBLIGATIONS (“ACTION”) SHALL BE BROUGHT IN A STATE OR FEDERAL COURT OF APPROPRIATE JURISDICTION LOCATED IN THE GOVERNING STATE. GRANTOR HEREBY CONSENT AND SUBMIT TO THE PERSONAL JURISDICTION OF THE STATE COURTS OF THE GOVERNING STATE AND OF FEDERAL COURTS LOCATED IN THE GOVERNING STATE IN CONNECTION WITH ANY ACTION AND HEREBY WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH GOVERNING STATE FOR PURPOSES OF ANY ACTION. Grantor hereby waives and agrees not to assert, as a defense to any Action or a motion to transfer venue of any Action, (i) any claim that it is not subject to such jurisdiction, (ii) any claim that any Action may not be brought against it or is not maintainable in those courts or that this Security Instrument may not be enforced in or by those courts, or that it is exempt or immune from execution, (iii) that the Action is brought in an inconvenient forum, or (iv) that the venue for the Action is in any way improper.

          SECTION 16.2. USURY LAWS. This Security Instrument and the Indemnity Guaranty are subject to the express condition that at no time shall Grantor be obligated or required to pay interest on the Secured Obligations at a rate which could subject the holder of the Secured Obligations to either civil or criminal liability as a result of being in excess of the maximum interest rate which Grantor is permitted by applicable law to contract or agree to pay. If by the terms of this Security Instrument or the Indemnity Guaranty, Grantor is at any time required or obligated to pay interest on the Secured Obligations at a rate in excess of such maximum rate, the rate of interest under the Secured Obligations shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of Secured Obligations. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Secured Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Secured Obligations until payment in full so that the rate or amount of interest on account of the Secured Obligations does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Secured Obligations for so long as the Secured Obligations is outstanding.
          SECTION 16.3. PROVISIONS SUBJECT TO APPLICABLE LAW. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.
          SECTION 16.4. INAPPLICABLE PROVISION. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.
ARTICLE 17 — SECONDARY MARKET
          SECTION 17.1. TRANSFER OF LOAN. Lender may at any time, (a) sell, transfer or assign the Indemnity Guaranty, this Security Instrument, and the other Loan Documents (a “Loan Sale”), (b) any or all servicing rights with respect thereto (“Servicing Rights Transfers”), (c) grant participations therein (“Participations”), or (d) issue mortgage pass-through certificates or other securities (“Securities”) evidencing a beneficial interest in a rated or unrated public offering or private placement (a “Securitization”). Lender may forward to each purchaser, transferee, assignee, servicer, participant, or investor (including any broker or authorized representative thereof) in such Loan Sale, Servicing Rights Transfers, Participations or Securities (collectively, the “Investor”) or any of Fitch IBCA, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a Division of McGraw-Hill Companies, Inc. or any successor thereto, and any other nationally recognized statistical rating organization rating such Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information that Lender now has or may hereafter acquire relating to the Secured Obligations, Grantor, Borrower, the Property and any other matter relating to the Loan, whether furnished by Grantor, Borrower or otherwise, as Lender reasonably determines necessary or desirable. Grantor irrevocably waives any and all rights it may have to limit or prevent such disclosure, including any right of privacy or any claims arising therefrom. Lender shall pay all costs and expenses incurred in connection with any Loan Sale, Servicing Rights Transfer, Participation or Securitization pursuant to this Article 17.
          SECTION 17.2. SECONDARY MARKET TRANSACTIONS. Lender shall have the right to engage in one or more Secondary Market Transactions (as hereinafter defined) with respect to the Loan, and to structure and restructure all or any part of the Loan, including in multiple tranches, as a wraparound loan, or for inclusion in a “real estate mortgage investment conduit” (a “REMIC”) within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended, or other Securitization. Without limitation, Lender shall have the right to cause the Secured Obligations and the Security Instrument to be split into a first and a second mortgage loan, or into one or more loans secured by mortgages in whatever proportion Lender determines, and thereafter to engage in Secondary Market Transactions with respect to all or any part of the indebtedness and loan documentation. Grantor acknowledges that it is the intention of the parties that all or a portion of the Loan will be securitized and that all or a portion of the Loan will be rated by one or more Rating Agencies. Grantor further acknowledges that additional structural modifications may be required to satisfy issues raised by any Rating Agencies. As used herein, “Secondary Market Transaction” means any of (i) the sale, assignment, or other transfer of all or any portion of the Secured Obligations or the Loan Documents or any interest therein to one or more Investors, (ii) the sale, assignment, or other transfer of one or more participation interests in the Secured Obligations or Loan Documents to one or more Investors, (iii) the transfer or deposit of all or any portion of the Secured Obligations or Loan Documents to or with one or more trusts or other entities which may sell certificates or other instruments to Investors evidencing an ownership interest in the assets of such trust or the right to receive income or proceeds therefrom or (iv) any other Securitization backed in whole or in part by the Loan or any interest therein.
          SECTION 17.3. COOPERATION; LIMITATIONS. Grantor shall cooperate in good faith with Lender in effecting any such restructuring or Secondary Market Transaction. Such cooperation shall include executing and delivering such amendments to the Loan Documents and the organizational documents of Grantor and any constituent entities as Lender or any Rating Agency, purchaser; transferee, assignee, trustee, servicer or potential Investor (the Rating Agencies and all of the foregoing parties are herein collectively referred to as “Interested Parties”) may request, provided however, that no such amendment shall modify (i) the interest rate payable under the Secured Obligations (except as set forth in Section 17.5); (ii) the stated maturity date of the Secured Obligations, (iii) the amortization of the principal amount of the Secured Obligations, (iv) any other material economic terms of the Secured Obligations, (v) the non-recourse provisions of the Secured Obligations or (vi) any provision, the effect of which would materially increase Grantor’s and Borrower’s obligations or materially decrease Grantor’s and Borrower’s rights under the Loan Documents. Such cooperation also shall include using best efforts to obtain such certificates and assurances from governmental entities and others as Lender may request. Grantor shall not be required to provide additional collateral that was not initially contemplated by the parties to effect any such restructuring or Secondary Market Transaction. Grantor shall not be required to pay any third party costs and expenses incurred by Lender in connection with any such Secondary Market Transaction unless otherwise payable by Grantor under this Security Instrument or the other Loan Documents.

           SECTION 17.4. INFORMATION. Grantor, at its sole cost and expense, shall provide such access to personnel and such information and documents relating to Grantor, its constituent persons or entities, the Property (subject to the terms of the Leases provided no Event of Default shall exist and be continuing) and the business and operations of all of the foregoing and such opinions of counsel (including Non-Consolidation Opinions) as Lender, any Rating Agency or any other Interested Party may request (and in form and substance reasonably acceptable to Lender and each Interested Party) in connection with any such Secondary Market Transaction including updated financial information, appraisals, market studies, environmental reviews (Phase I’s and, if appropriate, Phase II’s), property condition reports and other due diligence investigations together with appropriate verification of such updated information and reports through letters of auditors and consultants and, as of the closing date of the Secondary Market Transaction, updated representations and warranties made in the Loan Documents and such additional representations and warranties as any Rating Agency or other Interested Party may request. If requested by any Rating Agency or required by Lender, provide revisions or “bringdowns” to any opinions delivered at Closing (including Non-Consolidation Opinions), or if required new versions of such opinions, addressed to Lender, any trustee under any Securitization backed in whole or in part by the Loan, any Rating Agency that assigns a rating to any securities in connection therewith and any investor purchasing securities therein. Lender shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms, other third party advisory firms, potential investors, servicers and other service providers and other parties involved in any proposed Secondary Market Transaction. Grantor understands that any such information may be incorporated into any offering circular, prospectus, prospectus supplement, private placement memorandum or other offering documents for any Secondary Market Transaction. Lender and all of the aforesaid third-party advisors and professional firms and investors shall be entitled to rely upon such information.
          SECTION 17.5. SEVERANCE. In connection with any Secondary Market Transaction, Grantor shall, at the request of Lender and at its sole cost and expense (a) sever the Secured Obligations into two or more portions in such individual amounts as Lender may determine, each of which portion shall be secured by a mortgage lien on the Property (“Loan Splitting”) or (b) sever the Secured Obligations into two or more tranches in such individual amounts as Lender may determine (“Loan Tranching”; Loan Splitting and Loan Tranching are collectively referred to herein as a “Conversion”). To effectuate a Loan Split, Grantor, as applicable, shall, upon written request of Lender, execute, acknowledge and deliver to Lender and/or its designee or designees substitute notes, guarantees and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of the Secured Obligations, and containing terms, provisions and clauses no less favorable to Grantor than those contained herein and in the Indemnity Guaranty, and such other documents and instruments as may be required by Lender to effect the splitting of the Loan Documents. Any such Loan Tranching shall be evidenced by Lender’s then standard form “A/B Loan”. Any Conversion shall not preclude any further Conversion or modification of the Secured Obligations by agreement of Grantor and Lender. In the event any portion of the Secured Obligations is converted into an “A/B Loan”, the interest rate on any one or more components of the Secured Obligations may be changed at Lender’s request provided that the weighted average interest rate of all components of the Secured Obligations shall in no event exceed the interest rate set forth in the Secured Obligations. Grantor shall cooperate with all of Lender’s requests made in connection with a Conversion and shall deliver such documents as Lender may reasonably request in connection therewith, including any opinion letters which Lender may request, all of which shall be in form and substance acceptable to Lender. The aggregate of the principal amount of all such portions shall in no event exceed the then principal balance of the Secured Obligations.
ARTICLE 18 — COSTS
          SECTION 18.1. ORIGINATION, ADMINISTRATION, ENFORCEMENT, AND DEFENSE EXPENSES. Grantor shall pay Lender, on demand, all Administration and Enforcement Expenses (as hereinafter defined) now or hereafter incurred by Lender, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such fees and expenses are paid by Grantor, whether or not an Event of Default then exists. For the purpose of this Security Instrument, “Administration and Enforcement Expenses” shall mean all fees and expenses incurred at any time or from time to time by Lender, including reasonable legal (whether for the purpose of advice, negotiation, documentation, defense, enforcement or otherwise), accounting, financial advisory, auditing, rating agency, appraisal, valuation, title or title insurance, engineering, environmental, collection agency, or other expert or consulting or similar services, in connection with: (a) the origination of the Secured Obligations, including the negotiation and preparation of this Security Instrument, any other Loan Document and any amendments or modifications of the Secured Obligations or the Loan Documents, whether or not consummated; (b) the administration, servicing or enforcement of the Secured Obligations or the Loan Documents, including any request for interpretation or modification of the Loan Documents or any matter related to the Secured Obligations or the servicing thereof (which shall include the consideration of any requests for consents, waivers, modifications, approvals, lease reviews or similar matters and any proposed transfer of the Property or any interest therein), (c) any litigation, contest, dispute, suit, arbitration, mediation, proceeding or action (whether instituted by or against Lender, including actions brought by or on behalf of Grantor or Grantor’s bankruptcy estate or any indemnitor or guarantor of the Secured Obligations or any other person) in any way relating to the Secured Obligations or the Loan Documents including in connection with any bankruptcy, reorganization, insolvency, or receivership proceeding; (d) any attempt to enforce any rights of Lender against Grantor or any other person that may be obligated to Lender by virtue of any Loan Document or otherwise whether or not litigation is commenced in pursuance of such rights; and (e) protection, enforcement against, or liquidation of the Property or any other collateral Secured Obligations, including any attempt to inspect, verify, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Indemnity Guaranty, the Property or any other collateral for the Secured Obligations. All Administration and Enforcement Expenses shall be additional indebtedness included as part of the Secured Obligations hereunder secured by the Property, and may be funded, if Lender so elects, by Lender paying the same to the appropriate persons and thus making an advance on Grantor’s behalf. Grantor further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Property or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Wherever it is provided for herein that Grantor pay any costs and expenses, such costs and expenses shall include all legal fees and disbursements of Lender, whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise.

ARTICLE 19 — CERTAIN DEFINITIONS, HEADINGS, RULE OF CONSTRUCTION
          SECTION 19.1. GENERAL DEFINITIONS. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and any subsequent owner or owners of the Property or any part thereof or any interest therein and Grantor in its capacity as debtor-in-possession after the commencement of a proceeding under the Bankruptcy Code; “Lender” shall mean “Lender and any subsequent holder of the Secured Obligations,” the word “Note” shall mean “the Note and any other evidence of indebtedness secured by the Indemnity Guaranty and this Security Instrument,” the word “Indemnity Guaranty” shall mean “the Indemnity Guaranty and any other evidence of indebtedness secured by this Security Instrument,” the word “person” shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, and any other entity, the word “Property” shall include any portion of the Property and any interest therein, and the phrases “attorneys’ fees” and “counsel fees” shall include any and all attorneys’, paralegal and law clerk fees and disbursements, including fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender (a) in protecting its interest in the Property, the Leases and the Rents, (b) relating to or arising out of any lawsuit or proceeding brought by or against Lender in any court or other forum (including actions or proceedings brought by or on behalf of Grantor’s bankruptcy estate or any guarantor or indemnitor), or (c) in enforcing its rights under this Security Instrument.
          SECTION 19.2. HEADINGS, ETC. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
          SECTION 19.3. RULES OF CONSTRUCTION.
     The following rules of construction shall be applicable for all purposes of this Security Instrument and all documents or instruments supplemental hereto, unless the context otherwise clearly requires:
     (a) The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to”;
     (b) any pronoun used herein shall be deemed to cover all genders, and words importing the singular number shall mean and include the plural number, and vice versa;
     (c) all captions to the Sections hereof are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, this Security Instrument;
     (d) the words “hereof”, “herein”, “hereby”, “hereunder”, and similar terms in this Security Instrument refer to this Security Instrument as a whole and not to any particular provision or section of this Security Instrument;
     (e) No inference in favor of or against any party shall be drawn from the fact that such party has drafted any portion hereof or any other Loan Document;

     (f) The cover page (if any) of, all recitals set forth in, and all Exhibits to, this Security Instrument are hereby incorporated herein; and
     (g) Wherever Lender’s judgment, consent, approval or discretion is required under this Security Instrument or any other Loan Document for any matter or thing or Lender shall have an option, election, or right of determination or any other power to decide any matter relating to the terms and conditions of this Security Instrument, including any right to determine that something is satisfactory or not (“Decision Power”), such Decision Power shall be exercised in the sole and absolute discretion of Lender unless otherwise expressly stated to be reasonably exercised. Such Decision Power and each other power granted to Lender upon this Security Instrument or any other Loan Document may be exercised by Lender or by any authorized agent of Lender (including any servicer and/or attorney-in-fact), and Grantor hereby expressly agrees to recognize the exercise of such Decision Power by such authorized agent. Without limiting the generality of the foregoing, any authorized agent of Lender (including any servicer and/or attorney-in-fact) is hereby specifically authorized to remove a trustee and select and appoint a successor trustee.
ARTICLE 20 — MISCELLANEOUS
          SECTION 20.1. NO ORAL CHANGE. This Security Instrument, and any provisions hereof, including the provisions of this Section, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Grantor or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought, and the parties hereby: (a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Security Instrument; (b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Security Instrument; and (c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Security Instrument.
          SECTION 20.2. LIABILITY. Under no circumstances whatsoever shall Lender have any liability for consequential or incidental damages under this Security Instrument or any other Loan Document to which Grantor is a party. Lender shall have no duties or responsibilities except those expressly set forth in this Security Instrument and the other Loan Documents. Neither Lender nor any of its officer, directors, employees or agents shall be liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence or willful misconduct. This Security Instrument shall be binding upon and inure to the benefit of Grantor and Lender and their respective successors and assigns forever.
          SECTION 20.3. DUPLICATE ORIGINALS; COUNTERPARTS. This Security Instrument may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Security Instrument may be executed in several counterparts, each of which counterpart shall be deemed an original instrument and all of which together shall constitute a single Security Instrument. The failure of any party hereto to execute this Security Instrument, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
          SECTION 20.4. SUBROGATION. If any or all of the proceeds of the Indemnity Guaranty have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Lender shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the lien and security interest created herein as cumulative security for the repayment of the Secured Obligations, the performance and discharge of Grantor’s obligations hereunder, under the Indemnity Guaranty and any other Loan Document, and the performance and discharge of the obligations.
          SECTION 20.5. ENTIRE AGREEMENT. The Indemnity Guaranty, this Security Instrument and any other Loan Document to which Grantor is a party, constitute the entire understanding and agreement between Grantor and Lender with respect to the transactions arising in connection with the Secured Obligations and supersede all prior written or oral understandings and agreements between Grantor and Lender with respect thereto. Grantor hereby acknowledges that, except as incorporated in writing in the Indemnity Guaranty, this Security Instrument and any other Loan Document to which Grantor is a party, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Indemnity Guaranty, this Security Instrument and any other Loan Document to which Grantor is a party.
          SECTION 20.6. LENDER’S RIGHT TO SUBORDINATE. Lender may, at its election, subordinate the lien of this Security Instrument and any or all of Lender’s rights, titles or interests hereunder to any lien, leasehold interest, easement, plat, covenant, restriction, dedication, encumbrance or other matter affecting the Property or any part thereof by recording a written declaration of such subordination in the office of the register or recorder of deeds or similar filing officer for the county in which the Land is located. If foreclosure sale occurs hereunder after the recording of any such declaration, the title received by the purchaser at such sale shall be subject to the matters specified in such declaration, but such declaration shall not otherwise affect the validity or terms of this Security Instrument or any other Loan Document or the priority of any lien or security interest created hereunder or under any other Loan Document. Without limitation of the foregoing, Lender shall have the right to unilaterally modify any Loan Document to release any lien on any portion of the Property.
ARTICLE 21 — TRUSTEE PROVISIONS
          SECTION 21.1. CONCERNING THE TRUSTEE. Trustee, by acceptance of this Security Instrument, covenants to perform and fulfill the trusts herein created and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days notice to Grantor and to Lender. Lender may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its discretion for any reason whatsoever Lender may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Security Instrument is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Lender. The procedure provided for in this paragraph for substitution of Trustee shall be in addition to and not in exclusion of any other provisions for substitution, by law or otherwise.
          SECTION 21.2. TRUSTEE’S FEES. Grantor shall pay all reasonable costs, fees and expenses incurred by Trustee and Trustee’s agents and counsel in connection with the performance by Trustee of Trustee’s duties hereunder and all such costs, fees and expenses shall be secured by this Security Instrument.
          SECTION 21.3. CERTAIN RIGHTS. With the approval of Lender, Trustee shall have the right to take any and all of the following actions: (i) to select, employ, and advise with counsel (who may be, but need not be, counsel for Lender) upon any matters arising hereunder, including the preparation, execution, and interpretation of the Indemnity Guaranty, this Security Instrument or any other Loan Document, and shall be fully protected in relying as to legal matters on the advice of counsel, (ii) to execute any of the trusts and powers hereof and to perform any duty hereunder either directly or through his/her agents or attorneys, (iii) to select and employ, in and about the execution of his/her duties hereunder, suitable accountants, engineers and other experts, agents and attorneys-in-fact, either corporate or individual, not regularly in the employ of Trustee, and (iv) any and all other lawful action as Lender may instruct Trustee to take to protect or enforce Lender’s rights hereunder. Trustee shall not be personally liable in case of entry by Trustee, or anyone entering by virtue of the powers herein granted to Trustee, upon the Property for debts contracted for or liability or damages incurred in the management or operation of the Property. Trustee shall have the right to rely on any instrument, document, or signature authorizing or supporting an action taken or proposed to be taken by Trustee hereunder, believed by Trustee in good faith to be genuine.
          SECTION 21.4. PERFECTION OF APPOINTMENT. Should any deed, conveyance, or instrument of any nature be required from Grantor by any Trustee or substitute trustee to more fully and certainly vest in and confirm to the Trustee or substitute trustee such estates rights, powers, and duties, then, upon request by the Trustee or substitute trustee, any and all such deeds, conveyances and instruments shall be made, executed, acknowledged, and delivered and shall be caused to be recorded and/or filed by Grantor.
(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, THIS SECURITY INSTRUMENT has been executed by Grantor the day and year first above written.

WITNESS/ATTEST:	GRANTOR: BMR-SHADY GROVE ROAD HQ LLC, a Maryland limited liability
	By:	BMR-SHADY GROVE HOLDINGS LLC, a
Delaware limited liability, its Member

	By:	BIOMED REALTY L.P., a Maryland
limited partnership, its Member

/s/ KMS	By:	/s/ R. Kent Griffin
Kevin M. Simonsen		R. Kent Griffin
Chief Financial Officer